                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
     [X] Preliminary Revised proxy statement    Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         First Independence Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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
FIRST INDEPENDENCE
CORPORATION
44 MICHIGAN AVE., DETROIT, MICHIGAN 48226
TELEPHONE 313-256-8400




                                   June 30, 2000


To Our Shareholders:



         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of First Independence Corporation, which will be held at 6:00 p.m. on Thursday, August 3, 2000, at the Livernois Branch office at 12200 Livernois, Detroit, Michigan.

         This letter is accompanied by a notice of annual meeting and Proxy Statement and a proxy card. The Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, also is enclosed.


         At the meeting, shareholders will: 1) elect ten (10) directors to serve for one year and until their successors are duly elected and qualified, 2) vote on a proposal to amend the Corporation's Articles of Incorporation to effect a one-for-sixty reverse stock split (the "Reverse Stock Split") with respect to the Corporation's common stock, $1 par value per share (the "Common Stock"), with the result that all the Common Stock owned by all persons who own fewer than 60 shares of existing Common Stock (approximately 1,800 shareholders) will be purchased by the Corporation at a price based on $10.50 per share, and the Corporation no longer will be required to file annual and quarterly reports with the Securities and Exchange Commission, and 3) transact such other business as may properly come before the meeting or any adjournment of it.

         The accompanying Proxy Statement describes the proposed Reverse Stock Split and its effects on persons whose existing shares will be purchased by the Company and on persons who will remain stockholders of the Company.

         In connection with the proposed Reverse Stock Split, stockholders should be aware that Don Davis, Chairman of the Board of the Bank and the Corporation, beneficially owns 211,376 shares of the Corporation's Common Stock, which amounts to approximately

62.8% of all of the outstanding Common Stock. Therefore, he is considered an "affiliate", or control person, of the Corporation. Furthermore, stockholders should note the following:


         (a) Mr. Davis intends to vote his shares in favor of the nominees for director named in the Proxy Statement and in favor of the Reverse Stock Split (see "Proposal 2: Reverse Stock Split - 1 Share for 60 Shares - Voting and Approval"; and "Voting on the Reverse Stock Split; Not Conditioned Upon
                  Approval of Unaffiliated Stockholder").

         (b) The Reverse Stock Split will be approved regardless how "unaffiliated shareholders," (i.e., those who do not control the Corporation and its policies as directors, executive officers or major stockholders) vote on the proposed transaction. (See "Ownership of Corporation's Equity Securities", "Election of Directors - Interests of Management" and "Voting on the Reverse Stock Split; Not Conditioned Upon Approval of Unaffiliated Stockholders");

         (c) All shareholders with less than sixty (60) shares of Common Stock will receive $10.50 per share for their resulting fractional interests and their ownership in the Corporation will be terminated (see "Material Effects of the Proposed Reverse Stock Split" and "No Fractional Shares; Determination of Fractional Share Price");

         (d) Shareholders do not have dissenters' rights in the proposed transaction (see "No Dissenter Rights").

         The interests of the Corporation's management in the Reverse Stock Split are described in the accompanying Proxy Statement under the headings "Ownership of the Corporation's Equity Securities", "Election of
Directors-Interests of Management", "Reasons for the Proposed Reverse Stock Split", and "Material Effects of the Proposed Reverse Stock Split".


         The affirmative vote of a majority of the issued and outstanding shares of the Common Stock entitled to vote on the Reverse Stock Split is required to approve the proposed transaction. Don Davis, Chairman of the Board of the Company and of the Bank, owns 62.8% of the outstanding Common Stock and members of the Board of Directors own an additional 1.06% of the Common Stock. All of these persons have indicated their intention to vote in favor of the nominees for director and for the Reverse Stock Split. As directors, they voted unanimously to propose the Reverse Stock Split to Stockholders. Thus, the election of directors and the Reverse Stock Split will be approved no matter how the unaffiliated Stockholders vote.

         There will be no fractional shares of the new Common Stock issued. Any fractional interests owned by stockholders that are remaining after the 1 share for 60 Share Reverse Stock Split will be purchased by the Corporation at a price equal to $10.50 per share of

Common Stock currently owned, and Stockholders who own fewer than sixty (60) shares no longer will have any ownership interest in the Corporation.

         The Board of Directors has determined that the Reverse Stock Split is fair to, and in the best interests of, the unaffiliated stockholders, including those persons whose Common Stock will be purchased by the Company. The Board of Directors recommends that the stockholders vote for the proposed Reverse Stock Split. There are no dissenters' rights available to dissenting stockholders. Rights of stockholders are described generally in the accompanying Proxy Statement at "No Dissenter Rights".

         The approval and determination of fairness to unaffiliated stockholders by the Board was based on a number of factors described in the Proxy Statement (see "Reasons for the Proposed Reverse Stock Split"; "Recommendations and Considerations of Board of Directors and Mr. Davis"), including the opinion of First of Michigan Corporation ("First of Michigan"), to the effect that, based upon and subject to various considerations set forth in their opinion, as of the date of the opinion, the amount to be paid to holders of fractional shares of new Common Stock resulting from the Reverse Stock Split is fair from a financial point of view. See "No Fractional Shares; Determination of Fractional Share Price; Opinion of Financial Advisor." In addition, the opinion of First of Michigan is included as Exhibit A to the Proxy Statement and should be read in its entirety.

         The enclosed notice of annual meeting and the Proxy Statement should be read carefully. They describe the election of directors and the Reverse Stock Split. Please sign and date the enclosed proxy card and mail it promptly in the return envelope whether or not you plan to attend the meeting. If you are present at the meeting and wish to vote in person, you may withdraw your proxy and vote in person.



                                              Very truly yours,

                                              Don Davis
                                              Chairman of the Board

IT IS IMPORTANT THAT YOUR SHARES BE VOTED AT THE MEETING. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TO THE CORPORATION.


                         FIRST INDEPENDENCE CORPORATION
                               44 MICHIGAN AVENUE
                             DETROIT, MICHIGAN 48226
                                 (313) 256-8400

                                  ----------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, AUGUST 3, 2000



         The 2000 Annual Meeting of the shareholders of First Independence Corporation will be held at the Livernois Branch office of First Independence National Bank of Detroit, 12200 Livernois, Detroit, Michigan, on Thursday, August 3, 2000 at 6:00 p.m., for the following purposes:


         (1) To elect ten (10) directors to hold office until the next annual meeting and until their successors are elected and qualified.

         (2) To vote on a proposal to amend the Corporation's Articles of Incorporation to effect a one-for-sixty reverse stock split (the "Reverse Stock Split") with respect to the Corporation's common stock, $1 par value per share (the "Common Stock"). The effect of the Reverse Stock Split will be to purchase all the Common Stock owned by all persons who own fewer than 60 shares of the Common Stock (approximately 1,800 of the Corporation's 2,100 stockholders) for $10.50 per share currently owned. Those stockholders no longer will have an ownership interest in the Corporation. In addition, the Corporation no longer will be required to file reports with the Securities and Exchange Commission and it expects to reduce costs by approximately Seventy Thousand Dollars ($70,000.00) per year as a result.

         The accompanying Proxy Statement describes the proposed Reverse Stock Split and its effect on persons whose existing shares will be purchased by the Corporation, and its effect on persons who will remain shareholders of the Corporation.

         The interests of Don Davis, the Corporation's controlling Stockholder who owns 62.8% of all the Common Stock outstanding and of the Corporation's management in the Reverse Stock Split are described in the accompanying Proxy Statement under the headings "Ownership of the Corporation's Equity Securities" and "Interests of

Management", "Reasons for the Proposed Reverse Stock Split", "Material Effects of the Proposed Reverse Stock Split", and "Voting on the Reverse Stock Split, Not Conditioned Upon Approval of Unaffiliated Stockholders".

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.


         Information concerning these matters is set forth in the accompanying Proxy Statement. Only those common stockholders of record at the close of business on May 15, 2000 are entitled to notice of and to vote at the Annual Meeting.


         IN ORDER TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE RETURN ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.


                                                Don Davis
                                                Chairman of the Board

June 30, 2000

                               TABLE OF CONTENTS
                               -----------------

GENERAL INFORMATION ......................................................................................................1

OWNERSHIP OF THE CORPORATION'S EQUITY SECURITIES .........................................................................3

PROPOSAL 1. ELECTION OF DIRECTORS ........................................................................................4
     Nominees for Board of Directors .....................................................................................4
     Executive Officers ..................................................................................................7
     Executive Compensation ..............................................................................................7
     Committees and Meetings of the Board of Directors ...................................................................8
     Interest in Certain Transactions ....................................................................................9

PROPOSAL 2. REVERSE STOCK SPLIT--1 Share for 60 Shares ...................................................................9
     Summary .............................................................................................................9
          The Transaction.................................................................................................9
          Reasons for the Transaction ....................................................................................9
          No Fractional Shares Issued ....................................................................................9
          Effects of the Transaction ....................................................................................10
          Fairness of the Price for Fractional Interests ................................................................10
          Board Recommendation ..........................................................................................10
          Voting and Approval ...........................................................................................10
          No Dissenters' Rights..........................................................................................10
Reasons for the Proposed Reverse Stock Split ............................................................................11
          Purchase of Small Stockholders' (under 60 shares) Common Stock.................................................11
          Reduction of Operating Costs ..................................................................................11
          Preserving Capital ............................................................................................11
Material Effects of the Proposed Reverse Stock Split.....................................................................12
          Reduction in Number of Stockholders ...........................................................................12
          Termination of Registration with Securities and Exchange Commission............................................12
          Reduction in the Number of Shares Outstanding .................................................................12
          Increase in Percentage of Common Stock (and Earnings Attributable Thereto)
               Held by Continuing Stockholders; Decrease in Book Value Per Share.........................................12
          Continuing Stockholder Rights .................................................................................13
          Preferred Stockholder Rights ..................................................................................13
          Effects of the Transaction on Capital..........................................................................13
Capital
         First Independence National Bank ...............................................................................14
Interests of Management .................................................................................................14
No Fractional Shares; Determination of Fractional Share Price;
         Opinion of Financial Advisor ...................................................................................15
         Analysis of Comparable Publicly Traded Companies ...............................................................16
         Analysis of Selected Acquisition Transactions ..................................................................17



          Market Price Analysis .........................................................................................17
          Discounted Cash Flow Analysis. ................................................................................17
Recommendations and Considerations of The Board of Directors and Mr. Davis ..............................................18
         Illiquid Market for Common Stock; Recent Transactions...........................................................18
         Net Book Value; Orderly Liquidation Value. .....................................................................19
         Going Concern Values . .........................................................................................19
         Financial Advisor's Opinion ....................................................................................19
         Voting by Dominant Shareholder. ................................................................................19
         Alternative Forms of Transaction. ..............................................................................20
         Capital Requirements . .........................................................................................21
         Financial Reporting ............................................................................................21
         Financial and Economic Factors .................................................................................21
         Expense of Public Company ......................................................................................21
         Price of Redeemed Fractional Interests. ........................................................................21
Description of Common Stock .............................................................................................22
Funding the Reverse Stock Split .........................................................................................22
         Estimated Total Expenses of Reverse Stock Split ................................................................23
Financial Information ...................................................................................................23
Pro Forma (Unaudited)
         Condensed Consolidated Balance Sheets ..........................................................................24
Pro Forma (Unaudited)
         Condensed Consolidated Income Statements .......................................................................25
Voting on the Reverse Stock Split; Not Conditioned Upon Approval of
         Unaffiliated Stockholders ......................................................................................25
Exchange of Stock Certificates ..........................................................................................26
Federal Income Tax Consequences .........................................................................................26
No Dissenter Rights .....................................................................................................26
Resolutions to Effect the Reverse Stock Split ...........................................................................27

ARTICLE III .............................................................................................................27

INDEPENDENT AUDITORS ....................................................................................................28

PROPOSALS BY SHAREHOLDERS ...............................................................................................29

INFORMATION INCORPORATED BY REFERENCE ...................................................................................29

OTHER MATTERS ...........................................................................................................29

Exhibit A - First of Michigan Fairness Opinion...........................................................................30

Exhibit B - List of Comparable Public Companies and Merger and Acquisition transactions..................................32

                         FIRST INDEPENDENCE CORPORATION
                               44 MICHIGAN AVENUE
                             DETROIT, MICHIGAN 48226
                                 (313) 256-8400

                                 --------------


                                 PROXY STATEMENT
                              DATED JUNE 30, 2000
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 AUGUST 3, 2000




                               GENERAL INFORMATION



          This Proxy Statement and the accompanying form of proxy and annual report on Form 10-KSB as filed with the United States Securities and Exchange Commission are furnished in connection with the solicitation of proxies by the Board of Directors of First Independence Corporation (the "Corporation") for use at the annual meeting of shareholders to be held at the Livernois Branch Office, 12200 Livernois, of First Independence National Bank of Detroit, Detroit, Michigan, at 6:00 p.m. on Thursday, August 3, 2000 (the "Annual Meeting"). The annual report on Form 10-KSB, and the Form 10-QSB for the first quarter of 2000, which is filed with the Securities and Exchange Commission, are incorporated into this Proxy Statement by reference, particularly Management's Discussion and Analysis of Financial Condition and Results of Operations (beginning at page 6 of the annual report), Report of Independent Auditors (beginning at page 24 of the annual report), Consolidated Financial Statements (beginning at page 25 of the annual report) and Management's Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements in the 10-QSB.

         This Proxy Statement is being mailed on or about June 30, 2000, to all holders of record of Common Stock as of the close of business on May 15, 2000. The cost of this solicitation will be borne by the Corporation. In addition to solicitation by the use of mail, the directors, and officers of the Corporation, without additional compensation, may solicit proxies personally or by telephone or mail. A shareholder giving a proxy in connection with this solicitation has the power to revoke it at any time prior to its exercise at the Annual Meeting either by written notice received by the Corporation (Attn: Secretary) at the address shown above at least 24 hours before the Annual Meeting or by announcement of revocation at the Annual Meeting.

         The purposes of the Annual Meeting are to:

         (1) Elect ten (10) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

         (2) To vote on a proposal to amend the Corporation's Articles of Incorporation to effect a one-for-sixty reverse stock split (the "Reverse Stock Split") with respect to the Corporation's common stock, $1 par value per share (the "Common Stock"); so that no fractional shares will be issued, the shares of Common Stock currently owned by persons who own fewer than sixty (60) shares, and the shares remaining if a Stockholder's shares are not evenly divisible by sixty (60), all will be purchased at a price of $10.50 per share. This will result in all the Common Stock owned by approximately 1,800 of the Corporation's 2,100 shareholders being purchased by the Corporation and those persons no longer will own an ownership interest in the Corporation; and
         (3) Transact such other business as properly may come before the meeting or any adjournment thereof.

         As of May 15, 2000, there were 336,760 shares of the Corporation's common stock, par value $1.00 per share, outstanding, 4,000 shares of Class A Preferred Stock, par value $100.00 per share, 3,200 shares of Class B Preferred Stock, par value $100.00 per share, outstanding, 1,500 shares of Class C Preferred Stock, Series MI-1, no par value, outstanding, and 262.086 shares of Class C Preferred Stock, Series 1994-1, no par value, outstanding. Those common shareholders of record at the close of business on May 15, 2000, are entitled to vote at the meeting. As of that date, there were approximately 2,100 record holders of the Corporation's Common Stock. Each share of common stock is entitled to one vote on each matter presented.


         This Proxy Statement contains summaries of material terms of the changes in the Corporation's Articles of Incorporation which will effect the Reverse Stock Split. There are no dissenters' rights of Stockholders who vote against the transaction. For the complete text of Amendments to the Articles of Incorporation see "Resolutions to Effect the Reverse Stock Split" at page 26.


         The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is required to adopt the Reverse Stock Split. Only holders of record of shares of the Corporation's Common Stock at the close of business on May 15, 2000 (the "Record Date") are entitled to notice of and to vote at the August 3, 2000. Meeting and any and all adjournments and postponements thereof.


         Don Davis, Chairman of the Board of the Corporation and the Bank, indicated that he intends to vote those shares in favor of the Revenue Stock Split. Therefore it will be approved no matter how the unaffiliated Stockholders vote their shares. See "Interests of Management and Voting on the Reverse Stock Split; Not Conditioned Upon Approval of Unaffiliated Stockholders."

         THE BOARD OF DIRECTORS OF THE CORPORATION UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE TEN (10) NOMINEES FOR DIRECTOR AND FOR APPROVAL AND ADOPTION OF THE REVERSE STOCK SPLIT. See "Interests of Management" and "Recommendations and Considerations of the Board of Directors and Mr. Davis".


         This Proxy Statement is first being mailed to the Corporation's shareholders on or about June 30, 2000.


         THESE TRANSACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTIONS OR UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


         THE DATE OF THIS PROXY STATEMENT IS JUNE 30, 2000.

                OWNERSHIP OF THE CORPORATION'S EQUITY SECURITIES


         The following table furnishes information with respect to the beneficial owners of more than five percent of any class of the Corporation's equity securities as of May 15, 2000.



                                                              AMOUNT AND NATURE
                           NAME AND ADDRESS OF                  OF BENEFICIAL
TITLE OF CLASS             BENEFICIAL OWNER                       OWNERSHIP*           PERCENT OF CLASS
=======================================================================================================
Common Stock               Don Davis                               211,376                  62.8
                           5840 Second Avenue
                           Detroit, Michigan 48202

Common Stock               First Independence Corp.                34,800                  10.33
                           Employee Stock Ownership Plan
                           44 Michigan Avenue
                           Detroit, Michigan

Class A Preferred          Don Davis                                3,000                  75.00
                           5840 Second Avenue
                           Detroit, Michigan 48202

Class A Preferred          Tower Ventures, Inc.                     1,000                  25.00
                           12655 North Central Expressway
                           Dallas, TX 75243

Class B Preferred          Dearborn Capital Corp.                   2,000                  62.50
                           P.O. Box 1729
                           Dearborn, Michigan

Class B Preferred          Hudson-Webber Foundation                 1,200                  37.50
                           333 West Fort Street
                           Detroit, Michigan

Class C Preferred          Michigan State Housing                   1,500                 100.00
(Series MI-1)              Development Authority
                           1200 6th Street
                           Detroit, Michigan 48226

Class C Preferred          Blue Cross-Blue Shield of Michigan      45.716                 17.44
(Series 1994-1)            600 E. Lafayette
                           Detroit, Michigan 48226

Class C Preferred          Dearborn Capital Corp.                  89.000                 33.96
(Series 1994-1)            P.O. Box 1729
                           Dearborn, Michigan

Class C Preferred          Don Davis                               29.500                 11.26
(Series 1994-1)            5840 Second Avenue
                           Detroit, Michigan 48202

Class C Preferred          Tower Ventures
(Series 1994-1)            12655 North Central Expressway
                           Dallas, TX  75243                       22.959                  8.76


                                                              AMOUNT AND NATURE
                           NAME AND ADDRESS OF                  OF BENEFICIAL
TITLE OF CLASS             BENEFICIAL OWNER                       OWNERSHIP*           PERCENT OF CLASS
=======================================================================================================
Class C Preferred          Motor Enterprises                       39.375                 15.02
(Series 1994-1)            3044 W. Grand Blvd.
                           Detroit, Michigan 48202


     * Each owner possesses sole voting and investment power with respect to the shares shown except as follows. The number of shares of Common Stock shown for Mr. Davis includes 3,969 shares credited to his account under the First Independence Corporation Employee Stock Ownership Plan as of May 15, 2000, for which he only has voting power. The shares shown for the First Independence Employee Stock Ownership Trust are voted by the independent Trustee, except that participants in the First Independence Corporation Employee Stock Ownership Plan are entitled to direct the Trustee as to the manner of voting shares allocated to their accounts. As of May 15, 2000, all shares held by the Trust were allocated to participant's accounts. Shares of preferred stock are not entitled to vote in the election of directors, except that shares of Class A Preferred Stock may elect additional directors in the case of certain dividend arrearage which does not currently apply.


                        PROPOSAL 1. ELECTION OF DIRECTORS

NOMINEES FOR BOARD OF DIRECTORS

         The Board has established the number of directors at ten (10), but the Board may change the number from time to time. The ten (10) persons named below have been nominated by the Board of Directors for election as directors to serve until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors of the Corporation is not aware of any other nominations for director to be made at the Annual Meeting.


         It is the intention of the persons named in the enclosed proxy card to vote such proxies for the election of the nominees named in this Proxy Statement unless the proxies contain instructions to the contrary, in which case they will be voted pursuant to such instructions. The Directors of the Corporation intend to vote all shares beneficially owned by them for the nominees named herein. Given that Don Davis owns 62.8% and, together he and the other Directors as a group beneficially own approximately 63.86% of the outstanding shares of Common Stock entitled to vote, such a vote will elect the nominees no matter how the votes are cast by the unaffiliated shareholders.

         All of the nominees for election to the Board of Directors are citizens of the United States and, except for Mr. Scott, are currently members of the Corporation's Board and of the Board of Directors of the Corporation's subsidiary bank, First Independence National Bank of Detroit (the "Bank"). If any nominee for any reason is unable or for good cause refuses to serve or be elected, which is not anticipated, the persons named in the enclosed form of proxy intend to vote for such other nominees, if any, as may be recommended by the Board of Directors.


         The information below is presented as of May 15, 2000, and is based on information provided by the persons named.


                                                                                  SHARES OF
                                                                               COMMON STOCK OF
                                                       BANK                      CORPORATION               PERCENT OF
   NAME AND PRINCIPAL OCCUPATION OR               DIRECTOR SINCE                 BENEFICIALLY               COMMON
    EMPLOYMENT FOR LAST FIVE YEARS                     (a)            AGE         OWNED (b)                  STOCK
=====================================================================================================================
Rev. Wendell Anthony ..........................      2000             50            334                       (d)
   Pastor, Fellowship Church, Detroit,
   Michigan since 1981; President, Detroit
   Branch, NAACP since 1992; member of
   Boards of Directors of New Detroit, Inc.,
   Detroit Urban League, Michigan
   Coalition of Human Rights for more
   than 5 years; Chairman of the Interfaith
   Council of Religious and Civic Leaders;
   Trustee of the General Retirement
   System Board of the City of Detroit

Barry Clay.....................................      1996             38            824                       (d)
   President, Barclay Mortgage Funding
   Group (1997 to present), mortgage
   lender; Team Leader, Capacity Strategy
   and Production Planning Department
   (1994-1997)

Don Davis......................................      1980             61         211,376(b)                  62.8
   Chairman of the Board of the
   Corporation and of the Bank; President,
   United Sound Systems, Inc. and
   President, Conquistador / Groovesville
   Music, Inc., record producers and
   recording studios; President, Liberty
   Risk Management, Inc., insurance
   agency; President Mahogany Investment
   Advisors, investment advisory firm

William Fuller.................................      1999             56             379                      (d)
   President of the Corporation and of the
   Bank since 1998; Executive Vice
   President, Shore Bank Corporation,
   (1995-1998); Senior Vice President,
   Shawmut Bank (1989-1995).  Member
   of Board of Directors of One Stop
   Capital Shop, Metro Matrix, Greater
   Detroit Area Health Council, and Eureka
   Detroit, all community service
   organizations

Georgis I. Garmo...............................      1996             61             334                      (d)
   President, Garmo & Co., P.C., Certified
   Public Accountants (1975 - Present)


                                                                                  SHARES OF
                                                                               COMMON STOCK OF
                                                       BANK                      CORPORATION               PERCENT OF
   NAME AND PRINCIPAL OCCUPATION OR               DIRECTOR SINCE                 BENEFICIALLY               COMMON
    EMPLOYMENT FOR LAST FIVE YEARS                     (a)            AGE         OWNED (b)                  STOCK
=====================================================================================================================
Joseph Scott..................................                        55
   Retired; Board member, United Way,
   Executive, First of America Bank, N.A.
   (1992-1998) Community Service
   (member, Finance Committee), Detroit
   Medical Center (Northwest Regional
   Board member), One Stop Capital Shop
   of Detroit, Inc. (Treasurer), Urban
   Bankers Forum (Vice President), Detroit
   Urban League (Treasurer), Detroit
   Economic Growth Corporation
   (Revolving Loan Fund Committee), and
   Southfield Economic Development
   Corporation

Dr. Charles E. Morton.........................        1969            74             3,700(b)(c)             1.1
   Emeritus Pastor, Metropolitan Baptist
   Church; Adjunct Professor of
   Philosophy, Oakland University

Jamal Shallal.................................        1996            60               334                   (d)
   Executive Vice President, Lincorp
   Research, Inc., a management consulting
   and investment management firm
   (1985 -  Present)

Geneva J. Williams............................        1997            51               334                   (d)
   Executive Vice President and Chief
   Operating Officer, United Way
   Community Services, Detroit, Michigan
   (1995-present); President and Chief
   Executive Officer, United Community
   Services of Metropolitan Detroit
   (1991 - 1995)

Alan C. Young.................................        1996            45               334                   (d)
   Managing Director, Alan C. Young &
   Associates, P.C. (1983 - Present)

All directors and officers as a group (9                                           219,666                  65.2
   persons including those named above)


(a) The Corporation was formed in 1986 and the incumbent directors have been directors of the Corporation since its formation except those persons for which a year after 1986 is shown.

(b) Each director possesses sole voting and investment power with respect to the shares shown unless indicated otherwise below. The numbers of shares shown for Mr. Don Davis include 3,969 shares allocated to his account under the First Independence Corporation Employee Stock Ownership Plan for which he has only sole voting power. The number of shares shown for Dr. Morton includes 300 shares held jointly with his wife in which they share voting and investment power.


(c) Includes option to purchase up to 3,000 shares of Common Stock at $5 per share for a five-year period ending May 23, 2000. These options cannot be voted because they were not exercised before May 15, 2000.

(d)      Less than one percent.


EXECUTIVE OFFICERS


         In addition to Mr. Don Davis listed in the table above, executive officers of the Corporation, as of December 31, 1999, included William Fuller, President of the Corporation and the Bank since 1998, Rose Ann Lacy, Senior Vice President and Chief Financial Officer of the Corporation since 1989 and of the Bank since 1986, who beneficially owns 1,717 shares of Common Stock and John Boudreau, Executive Vice President of the Bank from 1997; Senior Vice President
- Administration (1994-1997). At the date of this Proxy Statement, Mr.
Boudreau no longer is employed by the Bank or the Corporation. All the executive officers are United States citizens.



EXECUTIVE COMPENSATION

         The following table presents the cash compensation paid to the Corporation's officers whose total annual salary and bonus exceeded $100,000 in 1997 - 1999.


NAME                       PRINCIPAL POSITION                             YEAR        SALARY       BONUS
==========================================================================================================
Don Davis              Chairman of the Board of Directors of the          1999        $172,800    $44,220
                       Corporation and the Bank; Interim President        1998        $175,000    $20,000
                       and Chief Executive Officer since 1996             1997        $148,293

John Boudreau          Executive Vice President of the Bank and           1998        $104,991    $12,000
                       Chief Operating Officer

William Fuller         President of the Bank and the Corporation          1999        $138,455    $ 5,000

        Mr. Fuller and the Bank entered into an employment contract dated July 20, 1998 for two years under which he was paid $130,000 in the first year of employment plus $15,000 when he was appointed President by the Board of Directors. He is being paid $135,000 in the second year of the contract. In addition, Mr. Fuller receives an automobile allowance of $300 per month and the same employee benefits afforded to all other employees of the Bank. In the event of an involuntary termination of Mr. Fuller's employment by the Bank, Mr. Fuller will be paid sixty days' compensation at his then-existing base rate.

        The Corporation and the Bank do not presently have any long-term incentive compensation plans, except the 1995 Employee Stock Option Plan and a 401-K retirement plan which are described below. The Corporation has not granted any stock options since 1995 and no officer or director exercised any options previously granted to him or her.

        The Employee Stock Option Plan was adopted in 1995. It authorizes the issuance of up to 67,352 shares of Common Stock to key salaried employees and directors of the Corporation as an incentive to such key employees. Options granted under the Plan may be incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986 or they may be non-qualified options which do not meet the requirements of that section. The

Plan is administered by a stock option committee. At April 14, 2000, there were 64,352 shares available for issuance under the Plan and options were outstanding and unexercised for 3,000 shares.

        The Corporation had an Employee Stock Ownership Plan which is qualified under Section 401(a) of the Internal Revenue Code of 1986, but it was suspended in 1996. There have been no contributions to the plan since 1991 and no new employees have become participants in the Plan since 1994. All shares of stock in the plan are allocated to the accounts of the participants. Unvested shares forfeited by terminated employees are reallocated among all Plan participants as of the last day of the year of forfeiture in the proportion which each participant's annual compensation bears to the total annual compensation of all Plan participants. As of December 31, 1999, there were 3,969 shares allocated under the Plan to Don Davis' account.

        The Bank adopted a 401(k) Plan in 1998 in which all full-time employees may participate after one year of employment. Employees may contribute up to 15% of their compensation into the plan each year, but not in excess of $10,000 per year. The maximum amount of contribution to the Plan is established by law and regulations. The Bank contributes a matching amount on behalf of each participating and contributing employee equal to 50% of the employee's contribution each year, but not exceeding 3% of the employee's salary. Investments in the Plan are directed by each participating employee and they have a range of investment options including stock, bond and guaranteed interest investments.

        Directors who were not officers were paid the following fees for Bank Board of Directors and Committee meetings until June 30, 1999: a monthly stipend of $200; a meeting fee of $240 for each Board meeting; and $100 for each Committee meeting. Beginning July 1, 1999, each non-employee Director is paid an annual retainer of $7,500, and $100 for each Bank committee meeting attended. There is no separate payment for attending Bank Board meetings. After 10 years of service, Directors will be entitled to a $300/month pension. The pension becomes payable at the later of age 65 or retirement from the Board. No fees are paid for attendance at the Corporation's Board or Committee meetings.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The members of the Corporation's Board of Directors also serve as the members of the Board of Directors for the Bank. The Board of Directors performed the function of nominating directors and compensation review in 1999. There was not a separate committee performing these functions. The Committees described below also function in a similar dual capacity.

        The Audit Committee during 1999 was composed of Dr. Charles E. Morton and Messrs. Shallal, Young and Garmo. The Audit Committee selects the Corporation's independent auditors, reviews the results of prior audits and considers issues concerning the current audit. The Committee also considers procedures for internal control and audits. During 1999, the Committee held four
(4) meetings.


        The Executive/Compliance Committee was composed of Don Davis, Dr. Charles Morton, Georgis Garmo, William Fuller and Barry Clay. The Executive Committee at times functions as a loan committee, reviewing loan applications and delinquencies and approving loan applications. The Committee also functions in lieu of the Corporation's and the Bank's Board between Board meetings. The Executive Committee met five (5) times in 1999.

        The Funding Management Committee members were Messrs. Davis, Dr. Charles
E. Morton, J. Shallal and G. Garmo. The Committee is responsible for reviewing and maintaining a proper balance between the Bank's liabilities and its assets. The Committee reviews liquidity, funding needs for loans, the balance between the Bank's investment portfolio, loans, Federal Funds and other assets, as well as the condition of liabilities, particularly the terms of deposits. The Committee met 5 times in 1999.

     The Board's Marketing Committee members in 1999 were Ms. G. Williams, William Fuller, Alan F. Young and Don Davis. It helps management develop marketing strategies and tie marketing to the Bank's strategic plan. In 1999 the Committee met twice.

     The Technology Committee explores ways to improve efficiencies in the Bank through the use of technology as well as ways to use technology to expand services and products. The committee was responsible for Y2K compliance in 1999. Messrs. Shallal, Garmo and Fuller are members. The committee met eight (8) times in 1999.

     In 1999, the Board of Directors of the Corporation met 10 times and the Board of the Bank met 10 times. Each incumbent member of the Board, attended at least 75 percent of the total number of meetings held by the Boards and Committees of which he or she was a member during 1999, except for Mr. Garmo.

INTEREST IN CERTAIN TRANSACTIONS

     In the ordinary course of its business, the Bank had, during 1999, and expects to have in the future, transactions with some of its directors and officers, and their families and the companies with which they are associated. All such transactions, which included commitments for loans and loans made by the Bank, were based on terms, including rates, collateral and repayment terms, substantially the same as those prevailing at the time for comparable transactions with other persons, and in the opinion of the Board of Directors and the management of the Bank such transactions did not and do not involve more than the normal risk of collectibility or present other unfavorable features.

             PROPOSAL 2. REVERSE STOCK SPLIT--1 Share for 60 Shares

Summary

     The Transaction. The Board of Directors of the Corporation and Don Davis, the Corporation's largest stockholder (62.8%) have proposed that the stockholders approve a one-for-60 reverse stock split of the Common Stock of the Corporation (the "Reverse Stock Split"). The transaction will be effected by amending the Corporation's Articles of Incorporation to provide that each shareholder will receive one share of newly issued Common Stock, par value $60.00 per share ("New Common Stock") for each sixty (60) shares of the Corporation's presently issued and outstanding Common Stock owned by such shareholder. Thus, instead of 336,760 shares presently outstanding, there will be approximately 5,130 shares of the New Common Stock issued and outstanding after the Reverse Stock Split. The Common Stock is not traded on any exchange or established trading market and no such market for the Common Stock is expected to develop. No dividends have been paid on the Common Stock during the past 10 years.

     Reasons for the Transaction. The Board and Mr. Davis are proposing the Reverse Stock Split in order to provide a means for small stockholders to receive cash for their Common Stock because there is no trading market for the Corporation's Common Stock, and to reduce operating costs by reducing the number of stockholders, thereby yielding savings on mailings and filings with the Securities and Exchange Commission. Another reason for the form of the transaction is that the Board of Directors desires to use as little capital as possible in order to accomplish their two goals and the Board believes that this Reverse Stock Split will use less capital than any other transaction designed to achieve the Board's goals.

     No Fractional Shares Issued. No fractional shares of New Common Stock will be issued, so the shares of stockholders who currently own fewer than 60 shares and shares fewer than 60 (fractional shares) remaining after a shareholder's shares are converted into new Common Stock will be purchased by the Corporation for cash. The fractional shares of stockholders remaining after the Reverse Stock Split also will be purchased for cash based on a price of $10.50 per share. This price was determined by the Board of Directors unanimously, including Don Davis, Chairman of the Board and owner of 62.8% of the Corporation's Common Stock (see "No Fractional Shares; Determination of

Fractional Share Price; Opinion of Financial Advisor" and "Recommendations and Considerations of the Board of Directors and Mr. Davis").


     Effects of the Transaction. The result of the Corporation's purchase of fractional interest after the Reverse Stock Split will be to reduce the number of stockholders of the Corporation from almost 2100 to 275. This will result in the Corporation's stock no longer being registered with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934. Thus, the Corporation no longer will be required to file reports with the Securities and Exchange Commission. Another result of the transaction will be that the continuing stockholders together will own a larger percentage of the equity of the Corporation (on average, about 9% more) and the book value per share of their outstanding Common Stock will decline by an average of 1.8% compared to their March 31, 2000 book value per share, and by approximately 2.4% compared to their December 31, 1999 book value per share).


        Fairness of the Price for Fractional Interests. The Board of Directors, including of Mr. Davis, has determined that the purchase price for fractional interests will be based on a price of $10.50 per share of the current Common Stock, or $630 for each full share of the New Common Stock. The Board arrived at this price based on several factors such as the lack of liquidity and the non-existence of a trading market for the Corporation's Common Stock, the book value of the Corporation's Common Stock, its estimated liquidation value, the Corporation's historic and present earnings performance, and a comparison of the Bank and its Common Stock price to other financial institutions whose stock trades publicly, and an evaluation of prices paid for community banks in certain mergers or acquisitions. See "No Fractional Shares; Determination of Fractional Share Price; Opinion of Financial Advisor" and "Recommendations and Considerations of the Board of Directors and Mr. Davis." The Board sought an opinion of First of Michigan Corporation as to the fairness of the $10.50 price from a financial point of view. In arriving at its determination of price, the Board of Directors did not hire an outside party to negotiate on behalf of the unaffiliated Stockholders. See "Determination of Fractional Share Price", "Recommendations and Considerations of the Board of Directors" and "Opinion of Financial Advisor". The Board unanimously believes that the purchase price for the fractional interests of the unaffiliated Stockholders based on $10.50 per existing share of Common Stock is fair to all the unaffiliated Stockholders (those who are not directors, executive officers or controlling stockholders of the Corporation) the persons who will no longer be stockholders of the Corporation, independently of Mr. Davis, as a result of having their fractional interests purchased by the Corporation, and the persons who will remain as stockholders because operating costs will have been reduced, resulting in improved profitability.

     Board Recommendation. The amendment to the Corporation's Articles of Incorporation for the Reverse Stock Split has been adopted unanimously by the Board of Directors subject to approval of the Corporation's stockholders. Don Davis, the Board's Chairman, who owns 62.8% of the outstanding Common Stock, participated in the discussions and decisions of the Board of Directors. Approval will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The Board recommends approval of the proposed Reverse Stock Split. See "Recommendations and Considerations of the Board of Directors and Mr. Davis". However, because of Mr. Davis' ownership of 62.8% of the Common Stock, the proposal will be approved by the stockholders no matter how the unaffiliated stockholders vote.

     Voting and Approval. Don Davis, Chairman of the Board of the Corporation, owns 62.8% of the current Common Stock and has indicated that he will vote for the Reverse Stock Split. The other directors together own 1.06% of the Common Stock and they also have indicated that they will vote in favor of the proposed Reverse Stock Split. Neither the Michigan Business Corporation Act, the Corporation's Bylaws, nor the Board of Directors require that the proposed Reverse Stock Split be approved separately by the stockholders who are not officers or Board members or who do not own 10% or more of the Corporation's Common Stock ("Affiliated Stockholders"). Thus, the Reverse Stock Split can be approved by Mr. Davis acting alone no matter how the unaffiliated Stockholders vote.

        No Dissenters' Rights. Under applicable Michigan law, there is no requirement for appraisal in connection with the proposed Reverse Stock Split. The Michigan Business Corporation Act provides that there shall be no dissenters' rights of appraisal when there are more than 2000 stockholders of record entitled to vote on the matter unless the Corporation decides otherwise. The Board of Directors has not created dissenters' rights of appraisal. The Board and Mr. Davis believe that the price determined for the purchase of fractional interests is fair and an appraisal process would not result in additional benefits to unaffiliated Stockholders or the Corporation and it would be costly to all parties.

REASONS FOR THE PROPOSED REVERSE STOCK SPLIT.

        The Board of Directors and Mr. Davis have proposed the Reverse Stock Split for three principal reasons: (a) to provide an immediate market and fair price for small stockholders; (b) to reduce operating costs of the Corporation by eliminating approximately $70,000 per year of stockholder related costs; and
(c) to preserve the Bank's and Corporation's capital.

        Purchase of Small Stockholders' (under 60 shares) Common Stock. There is no trading market for the Corporation's Common Stock and there has not been one for 10 years. The Corporation has 336,760 shares of Common Stock outstanding owned by almost 2,100 stockholders, while 62.8% of the stock is owned by one person, Don Davis, Chairman of the Board of the Corporation. Also, 10.3% of the Common Stock is held by the Corporation's Employee Stock Ownership Plan. Approximately 1,800 stockholders have fewer than 60 shares of Common Stock. However, because there is no trading market for the Common Stock, one of the principal advantages of being a "public" company is not realized by the Corporation's stockholders. Management estimates that there have been fewer than 10 sales of Common Stock in each year since 1995 and stockholders did not have a "market" valuation to help establish a sale or purchase value for the Common Stock. Management does not expect that a trading market for the Corporation's Common Stock will develop in the foreseeable future, particularly in view of the fact that only approximately 25% of the shares could be traded in any case and most of such shares are owned as small lots. Thus, the Board of Directors and Mr. Davis believe that the stockholders will benefit from its immediate purchase of outstanding small lots of Common Stock.

        Reduction of Operating Costs. As a result of the relatively large number of shareholders of the Corporation, management estimates that it incurs approximately $70,000 per year in legal, accounting, stock registrar, printing and mailing costs as shown below. Eliminating these costs would contribute materially, in the opinion of Don Davis and the Board of Directors, to the Corporation's profits. Increased profits, could result in increased capital for the Bank over time. Therefore, the Board of Directors has proposed the Reverse Stock Split in order to reduce the number of stockholders significantly, thereby increasing profitability as a result of savings realized by reducing such costs related to being a registered public company.

                                                       Estimated Cost Savings
                                                             of Non-Reporting
                                                            Company With Less
                                                        Than 300 Shareholders
                                                       ----------------------

          Internal personnel                                          $25,000
          Outside Accounting and reviews                               12,000
          Legal                                                        10,000
          Printing & Edgarizing                                         8,500
          Mailing costs                                                 6,000
          Stock Transfer fees                                           8,500
                                                                      -------
          TOTAL:                                                      $70,000

        Preserving Capital. The Reverse Stock Split is a means by which the goals described above can be achieved without the expenditure of a significant amount of capital. This is because such a large number of persons are small stockholders owning fewer than 60 shares of stock. These shares will be purchased automatically thereby reducing the number of stockholders and related mailing and accounting costs. Thus, the Corporation estimates that only about $370,000 (which includes costs of the transaction) will have to be expended one time in order to accomplish the goals described in the paragraphs above.

MATERIAL EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT.

        The proposed transaction will have various effects on the Corporation and on persons who are continuing stockholders and persons whose shares will be purchased resulting in a termination of their interest as stockholders in the Corporation. Stockholders who are in some position of "control" over the Corporation because they are officers, directors, or stockholders who own 10% or more of the Common Stock outstanding ("affiliated stockholders"), such as Mr. Davis, and stockholders who are not affiliated with the Corporation (which is the case for all of the stockholders other than Mr. Davis, the Directors and one officer) are affected by the proposed Reverse Stock Split in the same way, depending only on whether they continue as shareholders, or their interest as stockholder is terminated as a result of their resulting fractional interest being purchased by the Corporation.

        Reduction in Number of Stockholders. The proposed transaction will reduce the number of shareholders from almost 2,100 to about 275. Thus, approximately 1,800 stockholders own fewer than 60 shares of stock (an estimated average of approximately 14 shares per person) and they would receive no new Common Stock because no fractional shares will be issued. They no longer will be stockholders of the Corporation and will not be entitled to dividends if any are declared nor will they receive the benefits or suffer the losses of any future changes in the value of the Common Stock. Management of the Corporation and the Board and Mr. Davis all believe the reduction in the number of stockholders will benefit the Corporation by reducing the costs of communicating with a large number of stock holders and of reporting to the SEC as a public company. See "Termination of Registration with Securities and Exchange Commission". Instead such persons will receive payment for their shares at the rate of $10.50 per share of existing Common Stock ($630.00 per share of new Common Stock).

        Termination of Registration with Securities and Exchange Commission. It is the Corporation's expectation that the Reverse Stock Split will result in the Corporation's Common Stock no longer being registered under Section 12(g) of the Securities Exchange Act of 1934. Under that Section and the Commission's rules promulgated thereunder, a company's stock can become de- registered upon application by the Company if its total stockholders number fewer than 300. De-registration of the Corporation's Common Stock will result in the Corporation no longer being required to file annual or quarterly reports with the Securities and Exchange Commission. The elimination of legal and accounting costs associated with quarterly reporting to the SEC and the reduced costs of mailings to fewer shareholders are expected to yield approximately $70,000 of savings in operating costs to the Bank and the Corporation each year. See "Reasons for the Proposed Reverse Stock Split - Reduction of Operating Costs". This increase in profitability is expected by management to raise capital by a like amount each year, increasing the soundness of the Bank and, long term, providing a higher capital base for growth.

        Reduction in the Number of Shares Outstanding. The Corporation is authorized to issue one million shares of Common Stock, $1.00 par value, of which 336,760 shares were issued and outstanding at the close of business on March 31, 2000. As proposed, and if effected, the Reverse Stock Split would reduce the number of issued and outstanding shares of Common Stock to approximately 5,130 shares, with a par value of $60.00 per share, and would reduce the maximum number of shares of Common Stock which are authorized to 16,667 shares. The Board does not presently have any plans for issuance of additional shares of the authorized Common Stock.


        Increase in Percentage of Common Stock (and Earnings Attributable Thereto) Held by Continuing Stockholders; Decrease in Book Value Per Share. The Reverse Stock Split will increase the percentage of Common Stock ownership of each continuing Common Stockholder an average of about 9% over the shares they previously owned. This is because the Corporation is purchasing the fractional shares of Common Stock resulting from the proposed Reverse Stock Split and fewer shares will be outstanding after the Reverse Stock Split. Thus, Don Davis' share of outstanding Common Stock will increase from 62.8% to approximately 68.6%. If a person owns 1% of the Common Stock outstanding before the Reverse Stock Split (3,367 shares), such a person would own approximately 1.1% of the outstanding New Common Stock after the Reverse Stock Split.

        The amount of the Corporation's earnings attributable to one share of Common Stock would be increased in the same manner and to the same extent as the percentage of ownership, whether the stockholder is "affiliated" with the Corporation or "unaffiliated". The amount of the Corporation's book value owned by the continuing stockholders will decrease slightly because of the expenses of the transaction, and because the cost of purchasing the fractional interests is at a price higher than the book value of the Common Stock. Continuing stockholders, whether they are "affiliated" or "unaffiliated" stockholders, will own shares representing less book value of the Corporation than they did before the Reverse Stock Split: approximately $518.62 per share of Common Stock after the Reverse Stock Split compared to approximately $528.19 before the transaction on a pro forma basis as of March 31, 2000, and approximately $489.95 per share of Common Stock after the Reverse Stock Split compared to approximately $501.95 before the transaction on a proforma basis as of December 31, 1999. The amount of the Corporation's tangible book value attributable to Mr. Davis' stock before the transaction at March 31, 2000 is $1,860,761 compared to approximately $1,826,584 after the transaction. The amount of tangible book value at December 31, 1999 attributable to Mr. Davis' stock before the transaction is approximately $1,769,200 compared to approximately $1,725,600 after the transaction. While book value per stockholder will decline by an average of approximately 2.4%, the amount of net income attributable to each continuing stockholder will increase by approximately 9%. For example, the amount of net income attributable to Mr. Davis' shares in the first quarter of 2000 was approximately $146,757 before the Reverse Stock Split; after the transaction, the amount of net income attributable to his shares would be approximately $160,523. The amount of net income attributable to Mr. Davis' shares in 1999 before the Reverse Stock Split was approximately $556,000; after the transaction, the amount of net income attributable to his shares would be approximately $608,000, or 9.3% higher than before. All unaffiliated and affiliated stockholders will realize, on average, approximately the same proportionate changes in stock ownership as Mr. Davis will experience. See "No Fractional Shares; Determination of Fractional Share Price; Opinion of Financial Advisor" and "Financial Information."


        The par value of the New Common Stock will be sixty dollars ($60.00) per share. The current Common Stock has a par value of $1.00 per share. As a result, after the transaction, the total par value of the outstanding stock will decline by approximately $28,965, because of the estimated number of current shares of Common Stock which will become fractional interests and will be redeemed.

        Continuing Stockholder Rights. Stockholders who will be continuing holders of Common Stock will have the same stockholder rights regarding voting, liquidation and dividends after the transaction as they had before the Reverse Stock Split. However, the Corporation's Common Stock no longer will be registered with the Securities and Exchange Commission and the Corporation will not be required to file quarterly, annual or other reports with the Securities and Exchange Commission.

        Preferred Stockholder Rights. The proposed Reverse Stock Split transaction will have no effect upon the Class A Preferred Stock and Class B Preferred Stock because those shares are not convertible under any circumstances into Common Stock and there will not be any change in the terms and conditions of those two classes of Preferred Stock.

        The Articles of Incorporation are proposed to be amended in effecting the Reverse Stock Split so that the Class C Preferred Stock, Series 1994-1 and Series MI-1 will be convertible into an appropriate number of shares of the new Common Stock. The effect of the amendment is to maintain the same limited relative rights of conversion into Common Stock which those Preferred Series possess. There is no material adverse effect on the conversion rights of either such Series of Class C Preferred Stock and there is no change at all in their rights and preferences.

        Furthermore, most of the shares of the Class C Preferred Stock, Series 1994-1 are being entirely redeemed by the Corporation with the last redemption scheduled to occur in September, 2000. At that time only 68.375 shares of such Series will remain outstanding subject to a right of the Corporation to redeem them at a maximum aggregate price of $82,050.

        Effects of the Transaction on Capital. In connection with the Reverse Stock Split, management estimates that approximately 28,965 shares of the existing Common Stock (pre-Reverse Stock Split) will be redeemed. These are the fewer than 60 shares of the existing Common Stock which are owned by individual stockholders before the Reverse Stock Split which would yield only a fractional share of the new Common Stock after the transaction. The redeemed fractional shares are expected to be equivalent to approximately 483 shares of the new Common Stock. The total cash required for this redemption is expected to be approximately $304,000. In addition, it is estimated that there will be about $66,000 of expenses associated with the transaction. In the Board's opinion, this will not result in a material reduction in the Bank's capital. An analysis of the Bank's regulatory capital ratios at March 31, 2000 and December 31, 1999, before the Reverse Stock Split and after adjusting for it on a proforma basis are shown below. Generally, a bank with these levels of capital is considered "well capitalized" pursuant to regulations of the Comptroller of the Currency.


                                     CAPITAL
                        FIRST INDEPENDENCE NATIONAL BANK


=========================================================================================================

                                                                            Proforma Adjusted for Reverse
                                                            Actual                  Stock Split (1)
                                                            ------                  ------------
                                                      Amount      Ratio         Amount          Ratio
                                                      ------      -----         ------          -----
March 31, 2000
--------------
     Total capital (to risk weighted assets)          $8.2        12.79%        $7.9           12.38%
     Tier 1 capital (to risk weighted assets)          7.4        11.54          7.1           11.12
     Tier 1 capital (to average assets)                7.4         7.09          7.1            6.82

December 31, 1999
-----------------
     Total capital (to risk weighted assets)          $8.1        11.33%        $7.8           10.95%
     Tier 1 capital (to risk weighted assets)          7.2        10.08          6.9            9.70
     Tier 1 capital (to average assets)                7.2         5.32          6.9            5.11



------------------

(1) Amounts expressed in millions and adjusted to give effect for the estimated reduction in capital of approximately $304,000 for redemption of fractional shares. The one-time expenses related to the transaction are not considered in the proforma regulatory capital table, as they are not considered to have a continuing impact on the Corporation.


INTERESTS OF MANAGEMENT

        Don Davis, Chairman of the Board of the Corporation and the Bank, beneficially owns 211,376 shares, or 62.8%, of all the currently outstanding Common Stock. His shares alone are sufficient to vote approval of the Reverse Stock Split and he has indicated his intention to vote for the proposed transaction. The Michigan Business Corporation Act ("MCBA") does not require that the proposed transaction be approved separately by a majority of the Corporation's stockholders that are not directors, officers or are owners of more than 10% of the Common Stock (such persons are referred to as "affiliates" of the Corporation).

        During the period since December 31, 1996, Don Davis purchased 14,133 shares of the Common Stock at prices ranging from $5.00 to $7.00 per share in a total of seven (7) negotiated transactions initiated by stockholders who desired to sell their Common Stock. William Fuller, President, purchased 379 shares during the fourth quarter of 1998 at prices varying from $5.00 to $5.50 per share; and Barry Clay purchased a total of 490 shares in the fourth quarter of 1998 at a price of $5.60 per share. Management of the Corporation is not aware of any present efforts of any persons to accumulate Common Stock or to obtain control of the Corporation, except that Mr. Davis has been a willing buyer of the Corporation's Common Stock from time to time. The proposed Reverse Stock Split is not intended by the Board of Directors or Mr. Davis to be an anti-takeover device. The amendment is being sought to reduce costs by reducing the number of stockholders and to provide a reasonable means for small stockholders to obtain cash for their investment, while conserving capital of the Bank and the Corporation.

        As a result of the proposed Reverse Stock Split, Mr. Davis' share of the outstanding Common Stock will increase from 62.8% to approximately 68.6% of the New Common Stock. Thus, he will beneficially own more than two-thirds of the outstanding New Common Stock. This is a sufficient amount of shares to cause virtually any shareholder action to be taken.

        The table below shows the change in the amounts of the Corporation's Common Stock outstanding and the amounts that will be owned by Mr. Davis after the Reverse Stock Split.

                                                  Pre-Split           Post-Split*
                                                  ---------           -----------
          Shares outstanding                      336,760               5,130
          Shares owned by Don Davis               211,376               3,522
          Percent owned by Don Davis                 62.8%               68.6%

--------------------
*Estimated.



        The Board of Directors, (excluding Mr. Davis), together with one senior member of management own 5,290 shares of Common Stock, amounting to 1.57% of the currently outstanding shares. No director or officer individually owns 1% of the stock except that director Rev. Charles Morton, in addition to 700 shares owned by him and his wife, has an option to purchase 3,000 shares at $5 each. Thus, he could own 3,700 shares. As of May 15, 2000, he had not exercised that option. See "Election of Directors Nominees for Board of Directors".


NO FRACTIONAL SHARES; DETERMINATION OF FRACTIONAL SHARE PRICE; OPINION OF FINANCIAL ADVISOR

        No scrip or certificates for fractional shares of New Common Stock will be issued in connection with the Reverse Stock Split. Stockholders who ostensibly would receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by 60, upon surrender to the Exchange Agent of certificates representing their shares, will be entitled to receive a cash payment for the fractional interest. The Board of Directors, including Mr. Don Davis, has determined that the amount to be paid would be based on $10.50 for each share of Common Stock outstanding before the Reverse Stock Split that was not converted into a new share of Common Stock. Thus, all stockholders who currently own fewer than 60 shares of Common Stock will not receive any New Common Stock in the Corporation. They will be paid an amount equal to $10.50 per share of Common Stock currently owned and no longer will continue as Stockholders of the Corporation.

        Payment for fractional shares of New Common Stock based on a price of $630.00 per share (equivalent to $10.50 for each current share of Common Stock that is not converted into new shares of Common Stock) was determined by the Board of Directors and Mr. Davis after evaluating the Corporation's historic earnings record, its book value, the nature of its assets, the limited trading market for its stock, and the stock prices and performance of other community banks and holding companies considered comparable to the Corporation and its subsidiary Bank.

        The Board, including Mr. Davis, also consulted with First of Michigan, a division of Fahnestock & Co. Inc., a broker dealer and investment banking firm founded in 1881, and a member of all major United States stock exchanges. Fahnestock has 70 retail brokerage offices and three investment banking offices located in Kansas City (MO), New York and Detroit. First of Michigan issued an opinion to the effect that the price of $10.50 per share of old Common Stock (equivalent to $630.00 per share of New Common Stock) is fair from a financial point of view to the unaffiliated shareholders of the Corporation who will be paid cash for fractional interests. In selecting First of Michigan to render the opinion, the Board and Mr. Davis solicited proposals from three independent investment banking firms and considered price, expertise, understanding of community banking, and experience in the banking industry. First of

Michigan regularly functions as an expert in valuations and in rendering fairness opinions with respect to banks and bank holding companies and their securities in connection with corporate reorganizations, acquisitions, mergers and going private transactions. There has been no other material business relationship in the past two years between the Corporation, Mr. Davis, or any of their affiliates and First of Michigan and its affiliates. The report and opinion of First of Michigan are summarized below and the opinion is reproduced in its entirety as Exhibit A.

        First of Michigan performed several different analyses and, on the basis of all of them taken together, they rendered their opinion. No one of the analyses should be relied upon. Their opinion is based on the results of all of the reviews in the course of which First of Michigan did not assume any responsibility for any independent verification of information supplied by the Corporation or available from public sources. First of Michigan assumed that financial projections prepared by the Corporation were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Corporation. First of Michigan relied upon the Corporation's representations regarding its loan portfolio and loan loss reserve. They believe that their analyses must be considered as a whole and that selecting portions of the analyses and the factors related to those portions, without considering all such analyses and factors, could create an incomplete view of the process underlying the analyses and opinions. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. With regard to the comparative financial and market performance of other public institutions and with respect to the review of recent mergers and acquisitions of other entities, no public company or merger and acquisition used as a comparison is identical to the Corporation and First of Michigan's analyses necessarily involve complex considerations and judgments concerning the differences, in financial and operating characteristics of the companies and other factors that could affect the value of the Corporation's Common Stock.

        Analysis of Comparable Publicly Traded Companies. First of Michigan compared financial information and commonly used valuation measurements for the Corporation to corresponding information for 14 publicly traded banking and bank holding companies located in Michigan, Ohio and Indiana with total assets ranging up to $400 million. These companies were selected based upon their size range compared to the Corporation and based on the fact that they are "community banks." A list of the 14 institutions reviewed is attached as Exhibit B. The mean total assets of the 14 banks was almost $180 million and the median was $143.6 million compared to the Corporation's $162 million at the end of 1999 and $123 million at the end of 1998. Total loans of the Corporation were $44.6 million compared to a mean of $128 million and a median of $85 million. The net income margin of the Corporation was 13.9% compared to a mean of 16.2% and a median of 19.4% for the 14 banks. Return on assets of the Corporation was .75 while the mean of the 14 banks was .5% and the median was .7%. The Corporation's loan-to-deposit ratio is 38% while the mean and median of the sample institutions was 85%. This factor adversely affects the Corporation's ability to generate earnings but suggests potential for improvement. The Corporation's efficiency ratio of 73% was less favorable than the mean 62.7% and median of 59.5% of the sample organizations. The "efficiency ratio" is a comparison of the net overhead expenses to net interest income. Low efficiency ratios show more efficient operations. The Corporation's non-performing loans and over 90 days delinquencies were .48% of total assets, while the mean of the sample entities was .44% of assets and the median was .15% of assets. The financial information used by First of Michigan in its analysis included, among other things, (i) the amount of common equity; (ii) operating income; (iii) ratios of common stock price compared to book value per share. The financial information used was based on the latest reported 12 month period.

        First of Michigan noted that over 65% of the Corporation's deposits are deposits of large corporations and municipalities which fluctuate significantly and could move from the Corporation at any time. These deposits cannot be used to fund higher interest long term loans and this limits growth and profitability compared to banks that have large volumes of long term deposits from large numbers of customers.

        First of Michigan noted that the multiple of the Corporation's proposed $10.50 per share for fractional interests compared to its tangible book value is 1.25x compared to a mean of 1.3x book and a median of 1.38x book among the 14 banks examined. The ratio of tangible book value to the price being paid for fractional interests is well within the ranges of trading multiples (.46x to 3.03x) for the 14 banks reviewed. Six of those banks traded below 1x tangible book value. Two of them were over 1.8x tangible book value. Furthermore, First of Michigan believed that the stock price ranges of the publicly traded companies should be discounted by 20% in order to be more comparable to the value of the Corporation's Common Stock because there is no trading market for the Corporation's stock and because the shares of Common Stock owned by the unaffiliated stockholders do not, and cannot, constitute control of the Corporation.

        Analysis of Selected Acquisition Transactions. First of Michigan reviewed the financial terms, to the extent publicly available, of 18 completed mergers and acquisitions between January 1998 and March 2000, among banks and bank holding companies. A list of the 18 transactions is set forth at Exhibit B, attached. The selected transactions all involved less than a total transaction value of $50 million, including amounts paid for preferred stock and debt assumed. Transactional values ranged from .9x book value to 3.3x book value with the median and mean prices paid among the 18 acquisition transactions both at 1.9x book value. The proposed payment for fractional interests based on $10.50 per share of existing common stock, amounts to 1.25x tangible book value. First of Michigan noted that the payment of $10.50 is not being made for control of the business as occurred in the acquisition transactions which were analyzed. It also is made with respect to shares of stock which are illiquid and for which there is no trading market. In First of Michigan's opinion, a 20% discount is required to be taken against the acquisition prices analyzed for these two factors of illiquidity and no control in order to render them more comparable to the Corporation.

        Market Price Analysis. First of Michigan reviewed the historical prices of the transactions in the Corporation's stock known to management over the past 3 years. During that period, the sales of Corporation Common Stock have ranged between $5 per share and $7 per share. First of Michigan noted that there is no active trading market in the Corporation's stock and that management believes one is unlikely to develop. The illiquidity of the stock is assumed to have a bearing upon the amount paid in the privately negotiated transactions which have occurred since January 1, 1997. First of Michigan observed that the proposed payment for fractional interests, based on $10.50 per current share of Common Stock, amounts to a premium of 50% over the amount of the highest transaction reported to management. The limited number of transactions and the absence of a trading market result in a substantial discount to what otherwise might be the Corporation's book value.

        Discounted Cash Flow Analysis. First of Michigan performed a discounted cash flow analysis of the Corporation using financial projections for fiscal years 2000 through 2003 provided by the management of the Corporation based on management's assumptions for future performance. The cash flows were discounted at rates ranging from 19% to 22% determined by reference to the average annual return for stocks and the two year ave rage annual return for the S&P Bank Composite. Terminal values were computed using a range of multiples of earnings. First of Michigan arrived at the discount rates based on its judgment about selected publicly traded banks, and arrived at terminal values based on its experience in the valuation of similar institutions and a review of the trading characteristics of the common stock of selected publicly traded community banks. This analysis, taken alone, indicated a value for the Corporation's Common Stock in the range of approximately $10.06 per share. First of Michigan noted that the Corporation does not have a reliable history of consistent earnings, which has an effect on the assumed reliability of projected earnings. This discounted cash flow analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of the Corporation's Common Stock might sell in the future. It was included because it is a widely used valuation methodology for non-publicly traded companies, but the results of this methodology are highly dependent upon the numerous assumptions including earning growth rates, terminal values, discount rates and multiples, as well as interest rate margins and costs which are affected by general economic factors.

         While the foregoing summary describes analyses and factors that First of Michigan deemed material in its presentation to the Board of Directors of the Corporation, it is not a comprehensive description of all analysis and factors considered by First of Michigan. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances and the analyses must be taken in their totality without reliance upon portions or less than the full process. In performing its analysis, First of Michigan considered general economic, market and financial conditions and other matters as they existed at the date of their opinion, many of which are beyond the control of the Corporation. First of Michigan advised the Board that the opinion is not an appraisal of the Company and is intended to be used by the Board in connection with evaluating its determination of value to holders of fractional shares of the Corporation's Common Stock immediately prior to or following the proposed 1 for 60 Reverse Stock Split. Furthermore, the determination of the Board and Mr. Davis and the opinion of First of Michigan are not intended as predictions of the price at which the Corporation's stock actually may sell at any future time. The decision of the Board to pay for fractional interests based on $10.50 per current share of common stock is the result of judgments made by the Board Members as described above, including future profit expectations, past profit performance, trading prices of other publicly held community banks, prices at which the Corporation's Common Stock has been sold, the absence of a trading market and illiquidity of the Corporation's Common Stock. First of Michigan's opinion also is based on complex judgments and analysis and is not a prediction of future value.

        There can be no assurance that a purchaser of Common Stock of the Corporation before the Reverse Stock Split actually would pay $10.50 per share. In fact, a purchaser might be willing to pay more or may only be willing to pay less than that amount. There also is no assurance that a purchaser of shares in the Corporation actually would pay $630.00 per share for the New Common Stock merely because it is the arithmetic equivalent of the estimated value of $10.50 per share of the old Common Stock multiplied by 60 shares of stock. "Market" prices could be lower or higher. There is not, and is not expected to be a trading market for the Common Stock and there has not been one in the past 10 years.

        If the proposal is approved and effected, stockholders will be encouraged to surrender their certificates to the Exchange Agent for certificates evidencing whole shares of the Common Stock plus cash payment for any fractional interests.

RECOMMENDATIONS AND CONSIDERATIONS OF THE BOARD OF DIRECTORS AND MR. DAVIS

       The Board of Directors, including Don Davis, unanimously approved the Reverse Stock Split and determined, among other things, that the transaction is fair to, and in the best interests of, the Corporation's unaffiliated stockholders, including those whose current Common Stock all will be purchased by the Corporation and those who will continue as stockholders. No unaffiliated representative was retained by the Board to act on behalf of unaffiliated security holders. The Board determined that this was not necessary in light of the fact that six of the eight members of the Board are non-employee directors who own only 1% of the Common Stock and that all of the non-employee directors voted in favor of the Reverse Stock Split. The Board and Mr. Davis recommend that the stockholders approve the transaction. In reaching these conclusions, the Board consulted with First of Michigan and legal counsel and considered the factors summarized below.

         Illiquid Market for Common Stock; Recent Transactions. The lack of a trading market and lack of liquidity for the Corporation's Common Stock for numerous investors with small investments in the Corporation has resulted in severe illiquidity. The few sale transactions that have occurred have been made at negotiated prices and in circumstances that may not optimize the prices. As discussed above ("Interests of Management"), the prices paid by Mr. Davis and other directors during the past three years ranged between $5.00 and $7.00 per share over that period and involved a total of approximately 14,000 shares. Other transactions during the past three years were among members of families and the Board did not have any price information. The Board also considered that the Reverse Stock Split does not create a trading market for the remaining unaffiliated stockholders, but decided that providing liquidity for over

85% of the stockholders without the use of a great amount of capital was a worthy result while not imposing material additional burdens on the remaining unaffiliated stockholders.


        Net Book Value; Orderly Liquidation Value. The Corporation's consolidated net book value at March 31, 2000 was $8.80 per share of Common Stock and at December 31, 1999 was $8.37 per share of Common Stock. The Board was of the opinion that this range should be a floor on the valuation of the Common Stock. The Board believed that book value and orderly liquidation value were approximately the same because the reserve for loan losses is adequate and most of the loans reprice periodically as a result of floating rates or rates that are adjustable at various times. Thus, their carrying value should not be discounted. The rates on the loan portfolio are generally market rates and the Board believed that the loans do not warrant a premium. The recently appraised value of the main office approximates its book value and the Bank received an offer to purchase its Livernois branch in February, 2000 (which offer was not accepted by the Board of Directors) at a net amount approximately equal to its book value. Virtually all of the Bank's investment portfolio is marked to market values.


        The Bank's deposits would not be expected to bring a premium in an orderly liquidation because the majority of them are relatively short term deposits by municipalities and corporations. In addition, a significant amount of the Bank's business is derived from customers who want to do business with a minority-owned enterprise, many of whom receive recognition as a part of their affirmative action programs in which they intend to do a specified amount of business with African-American and other minority enterprises. These relationships are not readily transferable and, therefore, no value was attached to them.

        Going Concern Values. The Board considered various approaches to going concern values, including the market prices of comparable community institutions, acquisition values for small banks, and discounted cash flows of the Corporation's projected net income. These approaches were used also by First of Michigan and are described above at "No Fractional Shares; Determination of Fractional Share Price; Opinion of Financial Advisor." In each of these analyses, the Board considered stock price in relation to tangible book value. The Board believed it appropriate to pay more than book value for the fractional interests because the Corporation is a going concern. These going-concern analyses, taken together with the Corporation's historical earnings and the absence of a trading market for its Common Stock, constituted the bases used by the Board in evaluating the Common Stock. In evaluating the stock of the Corporation as a going concern, the Board concluded that it is appropriate to take into account for valuation purposes the illiquidity of the Common Stock and the fact that all transactions, including the proposed one, involve less than a controlling interest in the Corporation. The Board was advised by First of Michigan that these factors are considered routinely in valuing stock for tax purposes as well as in numerous buy-out situations, including buy-sell agreements.

        Financial Advisor's Opinion. First of Michigan delivered its written opinion dated April 14, 2000, to the effect that, the price to be received by the stockholders for fractional interests in the New Common Stock is, on the date of the opinion, fair, from a financial point of view. Their opinion is based on various assumptions made and matters considered, and it is based on a review of certain financial information provided by the Corporation and available publicly with respect to other entities. The Board considered the analyses by First of Michigan in determining that $10.50 per share of existing Common Stock is fair from a financial point of view to the unaffiliated stockholders. The Board is aware that First of Michigan assumed and relied upon, and did not independently verify, the accuracy and completeness of the financial and other information provided to First of Michigan, or discussed with, it which was or publicly available, nor did they independently verify the reasonableness and accuracy of the financial projections, forecasts and analyses provided to them, and the assumptions upon which they were based. First of Michigan also did not conduct a physical inspection, or obtain independent valuations, of the properties and assets of the Corporation and the Bank. See "No Fractional Shares; Determination of Fractional Share Price".

        Voting by Dominant Shareholder. The Board considered that (i) the affirmative vote of a majority of the outstanding shares of the Corporation's Common Stock is required for the approval of the Reverse Stock Split and (ii) Mr. Don Davis owns 62.8% of the outstanding Common Stock and he has indicated that all of those shares will be voted in favor of the transaction. In addition, the other Board members, who own approximately 3,573 shares of Common

Stock, (a total of 1.06% of the outstanding Common Stock) have indicated that they intend to vote their shares in favor of the approval and adoption of the Merger Agreement. See "Interests of Management".

         The Michigan Business Corporation Act ("MBCA") does not require that the Reverse Stock Split be separately approved by a majority of the Corporation's stockholders that are not affiliates of the Corporation and the Board decided not to change the applicable procedure. The Board and Mr. Davis believe that the procedure for approving the Merger is fair to the unaffiliated stockholders. Seven of the eight directors individually and together as a group own only 1% of the Corporation's Common Stock. The Reverse Stock Split has been evaluated and approved by all of the members of the Board, including the six members who are not employees of the Corporation or the Bank. The First of Michigan opinion concludes that the price to be received by unaffiliated stockholders for their fractional interests is fair to those stockholders from a financial point of view. The Board and Mr. Davis also considered that the benefits to be received by the continuing stockholders, by slightly increasing their ownership percentages in the Corporation, are offset by the reduced book value of the Corporation and are reasonable. The Board, including all of the non-employee directors, has determined that the interests of Mr. Davis in the Reverse Stock Split have not affected the fairness of the consideration to be paid to the Corporation's stockholders for their fractional interests. He is the dominant stockholder before and after the transaction. The book value of his shares, as well as of all other stockholders, will be reduced, but the Corporation's earnings should be increased by approximately $70,000 per year after the transaction. See "Interests of Directors in the Reverse Stock Split.

         Alternative Forms of Transaction. The Board considered a comparison of the costs and benefits of the Reverse Stock Split against the costs and benefits of certain other alternatives potentially available to the Corporation to meet its objectives of reducing operating costs, creating liquidity and an opportunity for at least small stockholders (the majority of the Corporation's stockholders) to realize the value of their Common Stock, and preserving capital. The Board also considered doing nothing and continuing to operate as a registered public company with many small stockholders. It has done this for many years and concluded that it should take steps to increase efficiency and reduce the costs of being a publicly held entity. The Board and Mr. Davis believe that the Corporation has not benefitted, and will not benefit, from being a SEC reporting company in the foreseeable future. Neither the Board nor Mr. Davis has any plans to offer stock to the public. Thus, no financial benefit was being realized, in their opinion, from the costs incurred to continue as a reporting company.

         The Bank (and its parent corporation) were organized in 1969 to establish a community based, minority owned bank which would respond to the banking needs of the African-American community and to the needs of small businesses in the Detroit area. Stock was widely held and it was expected and believed that broad ownership of the Common Stock would provide deposit and loan business for the Bank. In fact, over the years this has not been the case. Most of the Bank's business is received from customers who do not own the Corporation's Common Stock and most of the small stockholders do not have or refer accounts at the Bank. During the 1990's it has been clear to management that having numerous small stockholders has not promoted growth of the Bank's business. Instead, it has been costly for the Corporation to fulfill its reporting obligations as a public company with registered stock. Furthermore, there is not a trading market for the Corporation's Common Stock. The result has been that Stockholders were not able realistically to realize whatever value their stock represented. In addition, during much of the 1990's decade, until 1995, the Bank was not well capitalized, so it did not have sufficient capital to purchase stock from Stockholders.

        The Board of Directors adopted the Reverse Stock Split as a strategy to
(a) reduce operating costs by approximately $70,000 per year, (b) provide liquidity for small stockholders, and for a limited amount of the stock owned by other stockholders, and (c) conserve capital to the greatest degree possible while achieving the first two objectives. The Board considered a limited tender offer but decided that it would not assure a significant reduction of operating costs by eliminating SEC reporting requirements because many of the Corporation's small stockholders do not respond to correspondence such as proxy and meeting notices. Thus, there was no expectation that they would respond timely to a tender offer notice. The Board did not consider a merger or other business combination with another entity. Such a transaction would require a stockholder vote and Mr. Davis has made clear that he favors maintaining the Corporation as an independent, African-American owned enterprise. Furthermore, Mr. Davis' and the Board's opinions are that long-term, the Corporation's best opportunity is as an independent company, and the proposed transaction is one realistic way of increasing profitability of the Corporation. The Board concluded that there was not another strategy besides the Reverse Stock Split which would accomplish its goals efficiently without using substantially more capital.

        In evaluating various alternative courses of action, the Board continues to believe strongly that the Corporation serves a useful purpose to the Detroit metropolitan community and to the African-American community in maintaining its independence and preserving its identity as an African-American owned institution. Mr. Davis and the Board agree that this has enabled the institution to access deposits that it would not otherwise receive at lower rates in many cases than it would have to pay. They also agree that these opportunities add value to the Corporation that it would not have if it lost its minority status. Mr. Davis and the Board believe that the Corporation is the only significant minority owned financial institution in the City of Detroit. There are few opportunities to improve the value of the institution through a merger or combination. In their opinion, the best value to be realized is as an independent entity.

         Capital Requirements. The relatively thin capital of the Corporation and the Bank limits the amount of Common Stock that can be redeemed without adversely affecting the operations and potential growth of the Bank. The Reverse Stock Split requires, in the opinion of the Board, only a relatively small amount of capital and yet it achieves liquidity for a significant number of stockholders and reduces operating costs each year so that profits immediately could be increased by 8-9% annually.

         Financial Reporting. The Board will continue to provide adequate financial information for its continuing stockholders by sending them an annual report each year. In addition, the Bank files quarterly financial reports with the Federal Deposit Insurance Corporation which are publicly available.

         Financial and Economic Factors. The Board considered information with respect to the financial condition, results of operations, business and prospects of the Corporation, as well as the risks and costs involved in achieving those prospects, and the current state of community banking in Detroit, including the Board's views regarding the economic and market conditions affecting the Corporation and banking generally. The Board believes that the Corporation faces increasing levels of competition for borrowers, and increasing risks that the current favorable economy might change, resulting in higher loan defaults and losses and declining collateral values. The Board also considered positive factors such as the current thriving economy, possible revitalization of Detroit as a result of increased economic activity in the City, and possible niches of opportunity among small borrowers by providing personalized service.

         Expense of Public Company. The substantial expenses for regulatory compliance, stockholder and investor relations and other matters that continued operation as a public registered company would impose on the Corporation. Management's estimate of the expenses of being a public company are approximately $70,000 per year, consisting of $25,000 (about 1/3 of a financial person's time and benefits), $22,000 for accounting and legal reviews quarterly and preparation of annual meeting materials, and $23,000 for printing, mailing and stock transfer costs. See "Reasons for the Proposed Reverse Stock Split - Reduction of Operating Expenses".


         Price of Redeemed Fractional Interests. The $10.50 per current share of Common Stock that would be paid for the fractional interests in the New Common Stock represents a premium of approximately 25% over the stated book value of the Common Stock at December 31, 1999 and a premium of 19% over the March 31, 2000 book value. The Board determined that the purchase price of the fractional interests is reasonable in light of the small lots of stock, no control premium being involved, and the lack of significant historical earnings of the Corporation until the last three years. In addition, transactions known to have occurred over the past year in the Corporation's Common Stock were at a prices 30% or more below the $10.50 price being offered for the fractional interests.

        The preceding discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In reaching their determinations to recommend and approve the Reverse Stock Split, and in view of the variety of factors considered by the Board in connection with their evaluation of the proposed transaction, the Board did not assign specific weights to the various factors considered by them.

DESCRIPTION OF COMMON STOCK


        There were 336,760 shares of Common Stock outstanding as of May 15, 2000. The Common Stock is subordinate in right of liquidation to $720,000 (7,200 shares) of Class A and Class B Preferred Stock and 1,500 shares of Class C Preferred Stock, Series MI-1 ($1,500,000) and 262.086 shares of Class C Preferred Stock, Series 1994-1 ($262,086).


        No dividends have been paid on the Common Stock in the past 10 years. In 1991, pursuant to the exercise of supervisory authority over the Corporation by the Federal Reserve Bank of Chicago, the Board of Directors adopted a resolution providing that it will not declare dividends or distributions to any shareholders without prior approval of the Federal Reserve Bank of Chicago. The resolution remains in effect, and prior approval of the Federal Reserve Bank of Chicago has been received in order to make the redemption payments for fractional shares of New Common Stock after the Reverse Stock Split.

        The Corporation has no business of its own and receives its revenues from the Bank in the form of dividends. The Bank is subject to regulation by the Comptroller of the Currency pursuant to the National Bank Act. That Act limits payment of dividends (12 USC ss.60) to the net profits of a bank remaining after 10% of the net profits of each half year of operations are transferred to capital surplus, and the dividend paid in any calendar year may not, without the prior approval of the Comptroller, exceed the net profits of the current year, plus the net profits of the two preceding years (less the required transfers to surplus). 12 USC ss.56 provides that dividends may not be paid if undivided profits have been depleted by losses or otherwise. In other words, dividends may be paid only from net earnings and not from the Bank's capital. The Bank does not need approval of the Comptroller in order to declare a dividend to the Corporation to cover the costs of the Reverse Stock Split.

FUNDING THE REVERSE STOCK SPLIT

        The Corporation will obtain the funds necessary to pay cash for the fractional shares resulting from the proposed Reverse Stock Split from the Bank. It is expected that approximately $304,000 will be needed to pay for such fractional shares, plus about $66,000 for administrative expenses such as investment banking fees, transfer agent costs, new stock certificates and legal and accounting fees. The table below summarizes expected expenses and costs of the proposed transaction.

                 Estimated Total Expenses of Reverse Stock Split


Purchase of Fractional Interests        $ 304,300
Filing Fees                                    55
Attorney Fees                              12,500
Accounting Fees                            10,000
Appraisal Fees                             32,500
Printing and Postage*                       9,000
Miscellaneous                               1,645
                                        ---------
Total                                   $ 370,000

--------------------
* Printing and postage costs due to the transaction are considered only for printing and mailing new stock certificates. The incremental cost of printing and mailing the proxy statement is negligible because these costs will be incurred for the annual meeting in any case.

         The Bank's Board of Directors intends to declare and pay a dividend to the Corporation of approximately $370,000 to fund the fractional share payments plus transaction expenses.

         The Corporation has obtained the prior approval of the Federal Reserve Bank of Chicago for the Reverse Stock Split and the resulting redemptions of fractional shares of Common Stock. This prior approval is required pursuant to the 1991 Formal Resolution between the Corporation and the Federal Reserve Bank of Chicago.

FINANCIAL INFORMATION


         The Corporation's unaudited consolidated financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 are included in Form 10-QSB as filed with the United States Securities and Exchange Commission. The Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Form 10-QSB as of and for the three months ended March 31, 2000 and 1999 are incorporated herein by reference.

         The Corporation's audited financial statements for the years ended December 31, 1999 and 1998 are included in the 1999 Annual Report to stockholders on Form 10-KSB which accompanies this Proxy Statement and as filed with the United States Securities and Exchange Commission. Those financial statements and the notes thereto are found in the Form 10-KSB beginning at page 23 of the 10-KSB and "Management's Discussion and Analysis of Financial Condition and Results of Operations" is set forth in the Annual Report, Form 10-KSB beginning at page 6. The Consolidated Financial Statements and Management's Discussion and Analysis of Operations are incorporated herein by reference.

         The following unaudited pro forma condensed consolidated balance sheets and income statements for the Corporation reflect the Reverse Stock Split transaction as if it were consummated as of and for the three months ended
March 31, 2000 and as of and for the year ended December 31, 1999, assuming, in each case, that $304,000 would be expended for the purchase of fractional shares. The one-time expenses related to the transaction are not considered in the proforma financial statements, as they are not considered to have a continuing impact on the Corporation.

                             Pro Forma (Unaudited)
                     Condensed Consolidated Balance Sheets
                   As of March 31, 2000 and December 31, 1999



                                                                               March 31,                December 31,
                                                                                 2000                       1999
                                                                             -------------             -------------
ASSETS
Cash and due from banks (1)                                                  $   7,342,028             $   8,643,521
Federal funds sold                                                              17,770,000                48,800,000
                                                                             -------------             -------------
Total cash and cash equivalents                                                 25,112,028                57,443,521



Securities available for sale                                                   56,925,618                47,098,310
Securities held to maturity (fair value of $1,002,500 and $2,007,300
at March 31, 2000 and December 31, 1999)                                         1,006,341                 2,009,320
Federal Home Loan Bank and Federal Reserve Bank stock                              465,300                   465,300
Loans, net                                                                      44,738,118                47,569,211
Premises and equipment, net                                                      4,120,207                 3,778,476
Accrued interest receivable and other assets                                     3,488,096                 3,506,339
                                                                             -------------             -------------
Total assets                                                                 $ 135,855,708             $ 161,870,477
                                                                             =============             =============



LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits,
Noninterest-bearing                                                          $  50,890,116             $  53,071,541
Interest-bearing                                                                50,273,033                64,565,358
                                                                             -------------             -------------
Total deposits                                                                 101,163,149               117,636,899
Securities sold under agreements to repurchase                                  27,860,874                33,754,604

Accrued interest payable and other liabilities                                     789,072                   703,581
Secured borrowings under loan participation agreements                                   -                 3,879,882
Long-term debt                                                                     900,000                   900,000
                                                                             -------------             -------------
Total liabilities                                                            $ 130,713,095             $ 156,874,966


Mandatorily redeemable shares under ESOP, at fair value                            365,400                   365,400
Shareholders' equity
Preferred Stock                                                                  2,482,086                 2,482,086
Common stock, $60 par value; 16,667 shares authorized; 5,130 shares issued and outstanding; 4,550 shares outstanding after
reduction for 580 mandatorily redeemable shares under ESOP (1), (2)                273,000                   273,000
Capital surplus (1)                                                              1,764,142                 1,764,142
Retained earnings (1)                                                            1,507,267                 1,273,456
Accumulated other comprehensive income (loss)                                   (1,249,282)               (1,162,573)
                                                                             -------------             -------------
Total shareholders' equity                                                       4,777,213                 4,630,111
                                                                             -------------             -------------
Total liabilities and shareholders' equity                                   $ 135,855,708             $ 161,870,477
                                                                             =============             =============




------------------------------

(1) As of March 31, 2000 and December 31, 1999, total cash and due from banks was reduced by $304,000 to give effect to the repurchase of fractional shares; common stock was reduced by 331,630 shares, or $28,960, and capital surplus was reduced by $275,040 to give effect to the repurchase of the fractional shares (28,960 pre reverse split shares or 483 post reverse split shares, valued at $10.50 per share before the reverse split or $630.00 after the reverse split). The one-time expenses related to the transaction are not considered in the pro forma balance sheets, as they are not considered to have a continuing impact on the Corporation.

(2) The par value of common stock has been updated to $60 per share, from $1 per share as a result of the transaction.

                             Pro Forma (Unaudited)
                    Condensed Consolidated Income Statements
                   For the three months ended March 31, 2000
                      and the year ended December 31, 1999




                                                                           Three Months
                                                                               Ended                         Year Ended
                                                                          March 31, 2000                 December 31, 1999
                                                                          --------------                 -----------------
Total interest income (1)                                                    $2,199,372                       $8,095,935
Total interest expense                                                          838,964                        2,909,849
                                                                             ----------                       ----------
NET INTEREST INCOME                                                           1,360,408                        5,186,086
Provision for loan losses                                                        30,000                          105,000
                                                                             ----------                       ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                           1,330,408                        5,081,086
Total noninterest income                                                        526,032                        1,332,284
Total noninterest expenses (1)                                                1,470,169                        5,370,096
                                                                             ----------                       ----------
INCOME BEFORE FEDERAL INCOME TAXES                                              386,271                        1,043,274
Federal income tax expense                                                      135,360                           71,910
                                                                             ----------                       ----------
NET INCOME(1)                                                                   250,911                          971,364
Preferred stock dividends                                                        17,100                           81,975
                                                                             ----------                       ----------
INCOME ATTRIBUTABLE TO COMMON STOCK                                          $  233,811                       $  889,389
                                                                             ==========                       ==========
Basic earnings per common share                                              $    32.71                       $   173.37
Diluted earnings per common share                                            $    32.55                       $   172.61
Book value per share                                                         $   518.62                       $   489.95
Ratio of earnings to fixed charges, including deposit interest (2)           $     1.46                             1.36
Ratio of earnings to fixed charges, excluding deposit interest (2)           $     1.99                             1.84



-------------------------------------


(1) The pro forma impact on interest income for the three months ended March 31, 2000 and the year ended December 31, 1999 due to a reduction in interest earning assets as a result of the $304,000 decrease in cash is not considered significant to this transaction. The one-time expenses related to the transaction are not considered in the proforma income statement, as they are not considered to have a continuing impact on the Corporation.

(2) At March 31, 2000, the ratio of earnings to fixed charges was 1.46, including deposit interest, and it was 1.99, excluding deposit interest. At December 31, 1999, the ratio of earnings to fixed charges was 1.36, including deposit interest, and it was 1.84, excluding deposit interest. For purposes of this calculation, interest expense on securities sold under agreements to repurchase is not considered deposit interest expense.

VOTING ON THE REVERSE STOCK SPLIT; NOT CONDITIONED UPON APPROVAL OF UNAFFILIATED STOCKHOLDERS

        The holders of the Common Stock will vote on the proposed amendment to the Articles of Incorporation to effect the Reverse Stock Split. A majority of the outstanding 336,760 shares of Common Stock is necessary to approve the Reverse Stock Split proposal. The Board of Directors recommends a favorable vote on this proposal for the reasons stated above at "Reasons for the Proposed Reverse Stock Split". In making its recommendation, the Board considered various factors summarized at "No Fractional Shares; Determination of Fractional Share Price". No other class of stock is required to vote on the proposed Reverse Stock Split.

        The proposed Reverse Stock Split is not conditioned upon the approval of a majority of the unaffiliated stockholders of the Corporation. Nevertheless, the Board has concluded that the procedure for approving the transaction is procedurally fair to unaffiliated stockholders for the following reasons: The MBCA does not require that the transaction be separately approved by unaffiliated stockholders; the transaction was evaluated and unanimously approved by the Board, 6 of 8 of whom are not employees or major stockholders; and the Board received the opinion of First of Michigan that the cash payment to be received by the stockholders is fair from a financial point of view.

        The Corporation's Board of Directors own 63.86% of its outstanding Common Stock, of which Don Davis, the Chairman of the Board, runs 62.8%, and intend to vote all of those shares in favor of the proposal. Thus, their votes alone are sufficient to approve the proposal.

EXCHANGE OF STOCK CERTIFICATES

        If the Reverse Stock Split is approved by the Corporation's stockholders, the Corporation will instruct its transfer agent to act as its exchange agent (the "Exchange Agent") and to act for holders of Common Stock in implementing the exchange of their certificates.

        Commencing on the effective date of the Reverse Stock Split (the "Effective Date"), stockholders will be notified and requested to surrender to the Exchange Agent their certificates representing shares of all Common Stock in exchange for certificates representing new Common Stock. One share of New Common Stock will be issued in exchange for each sixty (60) shares presently issued and outstanding shares of Common Stock. Beginning on the Effective Date, each certificate representing shares of the Corporation's Common Stock will be deemed, for all corporate purposes, to evidence ownership of shares of new Common Stock.

        No fractional shares will be issued. The Exchange Agent will cause payment to be made to stockholders when their share certificates are transmitted to the Exchange Agent.

FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is general and each shareholder's facts and circumstances could affect the proper tax treatment of the transaction as it relates to them. Shareholders should consult their own tax advisors for specific tax advice for their own circumstances.

        The Reverse Stock Split generally should not result in the recognition of gain or loss (except in the case of cash payment received for fractional shares as described below). The holding period of the shares of New Common Stock will include the stockholders' holding periods for the shares of Common Stock exchanged therefore, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of New Common Stock will be the same as the adjusted basis of the Common Stock exchanged therefor, reduced by the basis applicable to the sale of fractional shares described below.

         A stockholder who receives cash for fractional shares will recognize a gain or loss, as the case may be, measured by the difference between $10.50 for each old share of Common Stock that was not converted into new shares of Common Stock and the shareholder's basis for each share of his old Common Stock. The gain or loss could be a capital gain or loss if such stockholder's Common Stock was held as a capital asset and the capital gain or loss would generally be long-term capital gain or loss to the extent the stockholder's holding period for the Common Stock exceeds twelve months. Each stockholder is urged to consult with his or her own tax advisor for tax advice appropriate to the stockholder's own facts and circumstances.

NO DISSENTER RIGHTS

        Under applicable Michigan law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Reverse Stock Split. This is provided for specifically in MCL 450.1762(2)(a) in cases where shares are held of record by more than 2000 persons.

         Shareholders have statutory rights to assert claims against corporations under Michigan law MCL 451.810 if they believe that the corporation has used any untrue statement of a material fact or any omissions to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, in connection with the offer or sale of a security.

RESOLUTIONS TO EFFECT THE REVERSE STOCK SPLIT

         To effect the one-for-sixty reverse stock split of the Common Stock of the Corporation, shareholder approval is sought to amend various portions of
Article III of the Corporation's Articles of Incorporation. The effect of all of the amendments is merely to accomplish the Reverse Stock Split. The numbers of shares of Common Stock authorized to be issued are proportionately reduced, but the number of shares of other classes of stock authorized to be issued are not increased or decreased. The rights of continuing shareholders of any class of stock will remain the same as they are before the Reverse Stock Split transaction.

        The first paragraph of Article III of the Corporation's Articles of Incorporation relating to the authorized capital stock will be replaced with the following two paragraphs:

                                   ARTICLE III

         "The authorized amount of capital stock of this Corporation shall be 16,667 shares of common stock of the par value of $60 each, 2,500 of which shares may be issued without voting rights; 4,000 shares of Class A Preferred Stock of the par value of $100 each; 3,200 shares of Class B Preferred Stock of the par value of $100 each; and 100,000 shares of Class C Preferred Stock without par value, all classes of preferred stock to have the rights and preferences set forth in this Article; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the State of Michigan."


         "Each sixty (60) shares of the corporation's Common Stock, $1.00 par value per share, issued and outstanding as of the close of business on the date this Certificate of Amendment is filed shall be converted into one (1) share of the corporation's new Common Stock, $60.00 par value per share, so that each share of the corporation's Common Stock issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued, but in lieu thereof, stockholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by sixty (60) will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to receive cash in the amount of $10.50 for each of those shares fewer than sixty
         (60) held by such stockholders that remain after dividing their total shares by sixty; provided, however, that stockholders who are directors of the Corporation's banking subsidiary, which is a national bank, shall not be entitled to a redemption of their fractional interests if such redemption would result in their owning less than $1000 par value of shares of the Corporation's Common Stock. In such case, such a director shall purchase a fractional interest of new Common Stock sufficient to round up his or her stock ownership to a whole share so that the par value of the total whole share of common Stock owned will equal $1000 or more.

         Subsections (1) and (2) of Article III, Section 3.2(A)(g) of the Corporation's Articles of Incorporation, regarding Class C Preferred Stock, Series 1994-1, will be amended to provide as follows:

        "(1) Sale; Right of First Refusal. If any holder of the Series 1994-1 Stock desires to sell the Series 1994- 1 Stock it owns, it shall first give written notice to the Corporation at least 90 days prior to the proposed sale. The notice shall state the price, the terms, the numbers of shares sought to be sold and the proposed purchaser. The Corporation shall have the right at any time during such 90 day period to purchase some or all of the shares proposed to be sold at a price equal to the lower of the proposed purchase price per share or the redemption price as determined from time to time pursuant to paragraph (f) above. If the Corporation does not exercise its right to purchase such Series 1994-1 Stock, the selling holder may convert the Series 1994-1 Stock into common Stock, based on the then applicable redemption price pursuant to section (f) above (but no fractional shares shall be issued and they shall be paid for in cash based on the applicable stock price), and sell such Common Stock to the proposed purchaser at the agreed purchase price. In such event, the purchaser shall be required to execute an investment letter prepared by the Corporation or its counsel which represents that the Common Stock is being acquired for investment and not with a view to distribution thereof, and acknowledging that such stock is not registered under federal or state securities laws, is not freely transferrable, and is subject to restrictions on transfer. The certificates issued to the purchaser shall bear a legend to such effect."

         "(2) Sale; Conversion. In the event that the Corporation decides to make a public offering of Common Stock pursuant to an effective registration statement, it shall so notify the holders of the Series 1994-1 Stock and if any such holder desires to sell any of the shares in connection with such public offering, the holder shall deliver a written demand to the Corporation within thirty (30) days of the date of the Corporation's notice of the offering and shall cooperate with the Corporation in connection with the registration of the offering. In such sale, each share to be sold shall be converted automatically into
         3.333 shares of the Corporation's Common Stock (except no fractional shares shall be issued and they shall be paid for in cash based on the applicable stock price), which shall be registered for sale in the offering. The Series 1994-1 Stock (after conversion into Common Stock) shall be sold to subscribers after the first $600,000 of the Corporation's newly issued shares of Common stock are sold. The Corporation shall bear the costs of the offering."

         The first sentence of the second paragraph of Article III, Section 3.2 B(7) of the Corporation's Articles of Incorporation regarding the Class C Preferred Stock, Series MI-1, will be amended to provide as follows:

         "In the event that the holder attempts at any time to make a transfer of some or all of the Series MI-1 Stock, upon transfer, ipso facto, and without any other action by any party, the Series MI-1 Stock shall be converted automatically into 2,272 shares of new non-voting Common Stock ("transferred stock") plus a right to receive an immediate cash payment of $430."

         The third paragraph of Article III, Section 3.2 B(7) of the Articles of Incorporation will be amended to provide as follows:

        "If the holder of the Series MI-1 Stock and the Corporation agree in writing, the Series MI-1 Stock may be converted into a right to receive an immediate cash payment of $430 plus 2,272 shares of voting Common Stock as part of a public offering of the Corporation's securities in which the holder of the Series MI-1 Stock shares pro rata in the costs of such offering. The conversion shall not occur until the sale of the Common Stock in the public offering."



                              INDEPENDENT AUDITORS

        The Board of Directors has selected Crowe, Chizek and Company, LLP, as its independent auditors for 2000 as it did for 1999. A representative of that firm is expected to be present at the meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                            PROPOSALS BY SHAREHOLDERS

         Proposals by shareholders of the Corporation intended to be presented at the next annual shareholders' meeting to be held in 2000 must be received by the Corporation no later than January 31, 2000. Proposals must comply with applicable laws and regulations and shall be delivered to 44 Michigan Avenue, Detroit, Michigan 48226, Attention: Secretary. Any proposal which is mailed to the Corporation should be mailed by certified or registered mail return receipt requested.

                      INFORMATION INCORPORATED BY REFERENCE

         The Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1999 accompanies this Proxy Statement and is incorporated fully herein by reference. Shareholders are urged to review the Form 10-KSB for financial information regarding the Corporation and its wholly owned subsidiary, First Independence National Bank of Detroit and the report of its independent accountants (page 23 of the 10-KSB) as well as Management's Discussion and Analysis (page 6 of the 10-KSB) of the Corporation's performance during 1999 and 1998 and its financial condition as of December 31, 1999 and 1998.


                                  OTHER MATTERS

         The Corporation's management knows of no other matters to be presented for action at the meeting. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with the directions of management on any matters properly brought before the meeting which are not set forth in the Notice of the Meeting and in this Proxy Statement.


         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and certain officers, and persons who own more than ten percent of the Corporation's Common Stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Corporation's equity securities. These officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of these reports. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, all of Section 16(a) filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with during the past two years.

              SHAREHOLDERS ARE URGED TO DATE AND SIGN THE ENCLOSED
                  PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                             POSTAGE PAID ENVELOPE.

                                                                       EXHIBIT A


                         [FIRST OF MICHIGAN LETTERHEAD]

April 14, 2000


Board of Directors
First Independence Corporation
44 Michigan Avenue
Detroit, Michigan 48226


                                                         PERSONAL & CONFIDENTIAL
                                                         -----------------------

Dear Board of Directors:

Our engagement calls for First of Michigan Corporation ("FoM") to render an opinion to the Board of Directors of First Independence Corporation ("First Independence" or the "Company") as to the fairness of the price per share (the "Value") to be paid to holders of fractional shares of the Company's Common Stock following a proposed one-for-60 reverse stock split (the "Transaction"). The Value to be paid to fractional shareholders following the proposed Transaction will be based on $10.50 per share of Common Stock owned prior to the Transaction. This report presents our conclusions on a valuation and is not intended for publication and may not be reproduced or disclosed to any outside party in whole or in part without the written permission of FoM. This analysis may be reviewed only by the Board of Directors, officers, and employees of First Independence and their respective designees.

In arriving at our opinion, we have:

I. Reviewed the Company's 10-KSB for the year ended December 31, 1998 and a draft of the 10-KSB for the year ended December 31, 1999;

II. Reviewed the Company's 10-QSB for quarters ended March 31, June 30, and September 30, 1999;

III. Reviewed the Company's audited financial statements for the years ended December 31, 1994 through 1997;

IV. Reviewed public information with respect to certain other similar bank holding companies, the securities of which are publicly traded;

V. Reviewed the financial terms of certain comparable business combinations involving bank holding companies;

VI. Performed a discounted cash flow model of the Company as set forth in the projections of management and the Company;

VII. Reviewed the historical stock prices and trading volumes of shares of the Company's common stock and compared it with those of certain publicly traded companies which we deemed to be reasonable similar to the Company;

VIII. Conducted discussions with the senior management of the Company concerning the business and future prospects of the Company; and

IX. Reviewed such other financial and industry data and performed such other analysis and taken into account such other matters as we deemed necessary or appropriate.

The results of this study are based upon information provided by the management of the Company and certain independently obtained industry information. We were supplied with audited financial statements of the Company for years ended December 31, 1994 through 1998 as well as draft audited financial statements for the year ended December 31, 1999. We did not make an independent examination of these statements or other information, which appears elsewhere in this report. Finally, a limited review was conducted of the industry in which the Company operates.

In conducting our investigation and in arriving at the conclusions expressed herein, we have principally taken into account an analysis of accounting and financial information. The nature of the industry, particular characteristics of First Independence, qualitative evaluations of Company personnel and their ability to adjust to and profitably work within changing economic situations, changing industry situations, and changing technology were not examined in great detail consistent with our engagement instructions.

Based on the foregoing, it is our opinion that the Value to be paid to the holders of fractional shares of the Company's common stock, as of April 14, 2000 is fair to such holders, from a financial point of view. In arriving at this value, we have considered the industry in which the Company operates the Company's historical profitability, its recent earnings trends, and its fundamental long-term earnings potential. We have not placed undue reliance on any one of the valuation methodologies.

Respectfully submitted,



First of Michigan,
a division of Fahnestock & Co. Inc.

                                                                       EXHIBIT B


PUBLIC COMPANIES
----------------


Combanc, Inc.
Southern Michigan Bancorp.
Community Central Bank Corp.
St. Joseph Capital Corp.
Dearborn Bancorp, Inc.
Tri-State 1st Bank
GLB Bancorp, Inc.
United Bancorp, Inc.
Heartland Bancshares, Inc.
University Bancorp, Inc.
Macatawa Bank Corp.
Mercantile Bank Corp.
Metrobancorp.
Michigan Heritage Bancorp.


MERGERS & ACQUISITION TRANSACTIONS
----------------------------------

Acquiror/Target
---------------


Savannah Bancorp, Inc/Bryan Bancorp of Georgia, Inc.
Emclair Financial/Peoples Savings Financial
Susquebanna Bancshares/Cardinal Bancorp.
Patriot Bank Corp/First Lehigh Corp.
Cooper Life Sciences, Inc./Berkshire Bank
First Federal Savings/Mid-Iowa Financial
First Sterling Bank, Inc./Georgia Bancshares, Inc.
First Banking Co. of Southeast/Wayne Bancorp
Fifth Third Bancorp/South Florida Bank Hldg. Corp.
F&M National/Security Bank Corp
Crown Group, Inc./Delaware First Financial Corp
Banterra Corp./Heartland Bancshares, Inc.
CNB Bancshares, Inc./Adirondack Financial Services
Carolina First Corp./Citizens First National Bank
FSB Bancorp/First Bank of Philadelphia
CCB Financial Corp/Stone Street Bancorp, Inc.
Union Financial Bancshares, Inc./South Carolina Community
Peoples Bancorp of Washington/Three Rivers Financial Corp.

                         FIRST INDEPENDENCE CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          FOR THE ANNUAL SHAREHOLDERS' MEETING, THURSDAY, AUGUST 3, 2000



        I, the undersigned shareholder of the First Independence Corporation, hereby appoint Don Davis, Alan C. Young, and Dr. Charles E. Morton, and each of them, my proxies, with power of substitution to vote all of the Common Stock of said Corporation standing in my name on its books on May 15, 2000, at the annual meeting of the shareholders to be held on Thursday, August 3, 2000, at 6:00 p.m. or at any and all adjournments thereof, on the proposals contained in the Notice of said meeting, and on any other business properly coming before the meeting. The proxyholders shall have all the powers I would possess if present personally. I revoke all proxies previously given by me for any meeting of shareholders of the Corporation.



        If no direction is made with respect to a proposal, this proxy will be voted FOR such proposal. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting, including the election of any person as Director where a nominee named in the Proxy Statement dated June 30, 2000, is unable to serve or will not serve.


PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE.

Note: Please sign exactly as name(s) appear(s) on stock records. When signing as attorney, administrator, trustee, guardian or corporate officer, please so indicate.

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

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        DETACH CARD


X      PLEASE MARK VOTES AS IN THIS EXAMPLE


1.  ELECTION OF DIRECTORS

    For                      Withhold Authority                   For all Except
 ---                      ---                                  ---

     REV. WENDELL ANDERSON, BARRY CLAY, DON DAVIS, GEORGIS I. GARMO, DR. CHARLES
     E. MORTON, JOSEPH SCOTT, JAMAL SHALLAL, GENEVA J. WILLIAMS, ALAN C. YOUNG.


  To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the nominee's name in the list above.

2. AMENDING THE ARTICLES OF INCORPORATION TO EFFECT THE 1 FOR 60 SHARE REVERSE STOCK SPLIT.

   For      Against       Abstain
---      ---           ---



  RECORD DATE SHARES: I (we) acknowledge receipt of the Notice of Annual Meeting and Proxy Statement dated June 30, 2000, and ratify all that the proxies or either of them or their substitutes may lawfully do by virtue hereof and revoke all former proxies.



               UNLESS OTHERWISE SPECIFIED, THE PROXIES ARE APPOINTED TO VOTE FOR THE ELECTION OF ALL DIRECTORS AND TO VOTE FOR AMENDING THE ARTICLES OF INCORPORATION OF THE CORPORATION TO EFFECT THE ONE-FOR-SIXTY SHARE REVERSE STOCK SPLIT OF THE CORPORATION'S COMMON STOCK.



Please be sure to sign and date this Proxy.

--------------------------- ----------- ---------------------------- -----------
Shareholder sign here       Date        Co-owner sign here           Date